UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                            FORM 8-K/A

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):

                        February 22, 2000

                 Commission File Number: 0-27161


               -----------------------------------

                       PAYFORVIEW.COM CORP.
      (Exact name of registrant as specified in its charter)


Nevada, U.S.A.                                         91-1976310
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)               Identification No.)


     509 Madison Avenue, 16th Floor, New York, New York 10022
             (Address of principal executive offices)

                          (212) 605-0150
         (Issuer's telephone number, including area code)


                               N/A
       (Former name, former address and former fiscal year,
                  if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

The following Description of Business and Management's Discussion and Analysis of Financial Condition and Results of Operations are updates to those same discussions in our original 8-K filed on February 25, 2000, describing the Acquisition of Assets resulting from our successor issuer transaction with MAS Acquisition XVI Corp.

Formation of Company.

PayForView was organized on August 26, 1988, under the name
Sierra Gold Corporation and under the laws of the State of Nevada. PayForView had no operations at that time and as such was considered a development stage company.

PayForView commenced trading on the National Association of Securities Dealers (NASD) OTC Bulletin Board on December 21, 1998 under the trading symbol SIRG.

On January 4th, 1999 the name of PayForView was changed to PayForView.com under the trading symbol PAYV.

Description of Business.

     PayForView, headquartered in New York with satellite offices in Los Angeles, California and Vancouver, Canada, is an integrated online and offline content company that creates and acquires events and information-based programming and delivers that content on a pay-for-view and free basis. We produce and own programming and distribute it through new media (the Internet) and old media (broadcast, DBS and cable television).
In this manner, we are able to generate revenues from traditional sources while we build a strong brand in the Internet space in preparation for an expanding broadband universe and the upcoming convergence of old media with new media.

     We continue to enter into alliances with entertainment and technology companies that provide elements needed for the completion of our plans. These companies include those providing
Internet-related technical support, filmed or live programming, recorded music and sports related programming.

     Our executive offices are located at 509 Madison Avenue, Suite 1610, New York, New York 10022, and our telephone number is
(212) 605-0150.

PayForView.com Website.

     Our website, hosted by SofTV, a leader in streaming media in the emerging broadband E-Commerce market, provides users with a unique and vibrant interface. The core of the site is an embedded streaming media window, where the "primary" content, consisting of live events, archival entertainment and promos will be displayed. Surrounding the window is a selection of "parallel" content areas, where dynamic and compelling information coincides with and enhances the primary content. The beta version of the website was launched on April 26, 2000, when the Company offered its first boxing event.

     Our leading-edge technology allows video to contain
"triggers" whereby text, photos and images are seen at specific times when a trigger is released simultaneously to the streaming video. This innovative development is both interesting to the viewer and a benefit to sponsors.

     Since the launch of our beta web site in April 2000, we have successfully broadcast an International Woman's Boxing Championship event, two Ultimate Fighting Championship events with a contract for at least one more, a live stand-up comedy event and two international soccer events including the USA Woman's soccer team vs. Norway match, web-cast July 30th, 2000.

     We will also acquire, distribute and sell filmed entertainment online and, through our Voyager Film Sales subsidiary, in the traditional manner through existing relationships with distributors and content providers.

Strategic Alliances.

     We have entered the marketplace through alliances with entertainment and technology companies that provide elements needed for the completion of our plans. These companies include those providing Internet related technical support, filmed or live programming, recorded music and sports related footage.
This creates a vertical integration of entertainment-related products and Internet expertise, which will establish our base of operations and cash flow.

Technology Providers.

     We have aligned ourselves with various quality technology providers to provide essential streaming video, web casting and supporting services.

InterVu/Akamai

     InterVu (which was purchased by Akami in early 2000) is a streaming media service provider working to make the Internet a viable broadcast medium for entertainment, business and education.

     Akami has the technical expertise and distributed server network to allow us to reliably deliver programming via the Internet. Akami has developed proprietary technology that allows us to manage broadcast streams in real time and gives us access to critical information about its video database and streaming files.

     Through its own distributed broadcast network, Akami can provide us with reliable and efficient connectivity to the Internet, using a premier Internet infrastructure built on a high-speed backbone and high-speed links to the Internet.

SofTV

     SofTV is a leading-edge Canadian-based Internet developer specializing in video streaming and interactive content based on broadcast applications. SofTV's patent pending technology allows web site publishers to combine the emotional impact of video with the power of images, text and graphics. SofTV has created and also hosts our web site.

Bandwidth Growth.

     In order to view good quality film and video files over the Internet, subscribers will require a cable modem, DSL or comparable high-bandwidth connection. Research indicates that cable companies will be the leading provider of residential broadband service. By 2004, the industry expects a total of 31.8 million North American subscribers with high-bandwidth access.

     The following table identifies current and expected trends in the adoption of high bandwidth Internet access. These high-end bandwidth users represent computer users with the capacity to use services provided by us (Source: Paul Kagen and Associates)


Year      Cable Modem    DSL Subscriber      Total High
          Users          Users               Bandwidth Users

1999       1,460,000       420,000            1.880,000
2000       3,600,000     2,400,000            6,000,000
2001       7,590,000     4,170,000           11,760,000
2002      12,950,000     7,090,000           20,040,000
2003      15,840,000    10,590,000           26,430,000
2004      18,980,000    12,910,000           31,890,000


     A quickening pace of development in both technology and content available to users of the World Wide Web parallels this increase in Internet access speed. New technologies such as video and audio streaming enable the creation of new forms of content, combining aspects of traditional, narrowband web design (including text, graphics, and hyper-links) with the video-based production concepts of television. While this market is growing rapidly, it presently accounts for a small percentage of the Internet users online today. Accordingly, most companies involved in the development of technology and content for the Web are focusing on solutions that are intended to provide an acceptable experience for the predominant narrowband customer, while offering an improved version of the same experience to broadband users.

Bandwidth Islands.

     In the marketplace, we have identified companies which we describe as "Bandwidth Islands". These are organizations whose primary business is the sale and service of bandwidth and related services to end users, both residential and commercial. Each of these Islands has a built in subscriber base, and instant access through their database to the high bandwidth users which we are targeting.

     In selling high bandwidth services to homes, one of the challenges faced by the Islands is content. Consumers, while attracted to the extra speed in Internet surfing possible with higher bandwidth, generally question the value of upgrading to higher bandwidth at higher cost when, to date, there is not enough content on the net for which high bandwidth is required. By collecting content and creating and perfecting a delivery and tracking mechanism, we will be able to offer the Islands the content with which they will be able to attract additional high band width customers, and keep the ones they have on line and on our subscriber list. Additionally, by retaining control of the content and delivery system, we intend to sell advertising during our programming, thus offering the Island an additional source of revenue.

Growth of Online Commerce.

     The Internet is dramatically affecting the methods by which consumers and businesses are buying and selling goods and services. The Web provides the ability to reach a global audience and to operate with minimal infrastructure, reduced overhead and greater economies of scale, while providing consumers with a broad selection, increased pricing power and unparalleled convenience. As a result, a growing number of consumers are transacting business on the Web, including buying consumer goods, trading securities, paying bills and purchasing airline tickets. International Data Corporation estimates that approximately 28% of Web users purchased goods or services over the Web in 1998 and that approximately 40% of Web users will make online purchases in 2002. Jupiter Communications estimates that retail consumer purchases of goods and services over the Internet will increase from $5.0 billion in 1998 to $29.4 billion in 2002. We believe that as electronic commerce expands, advertisers and direct marketers will increasingly use the Web to advertise products, drive traffic to their websites, attract customers and facilitate transactions.

Growth of Internet Advertising.

     The Web is evolving into an important medium for advertisers due to its interactive nature, global reach, rapidly growing audience and the expected increase in online commerce. Unlike more traditional advertising methods, the Web gives advertisers the potential to target advertisements to broad audiences or to selected groups of users with specific interests and characteristics. The Web also allows advertisers and direct marketers to measure the effectiveness and response rates of advertisements and to track the demographic characteristics of Web users. The interactive nature of Web advertising enables advertisers to better understand potential customers, and to change messages rapidly and cost effectively in response to customer behavior and product availability.

     We anticipate a significant increase in online advertising. Forrester Research estimates that the dollar value of Internet advertising in the U.S. will increase from $1.3 billion in 1998 to $10.4 billion in 2003, representing a 52% compounded annual growth rate. International online ad spending is expected to grow from $0.2 billion in 1998 to $4.7 billion in 2003, representing an 87% compounded growth rate. By comparison, Broadcasting & Cable estimates that $130 billion was spent in 1998 on traditional media advertising in the U.S., including television, radio, outdoor and print. Until recently, the leading Internet advertisers have been technology companies, search engines and Web publishers. However, many of the largest advertisers utilizing traditional media, including consumer products companies and automobile manufacturers, are expanding their use of online advertising. We believe that online advertising will continue to capture an increasing share of available advertising dollars and that this trend will drive demand for online ad inventory and for sophisticated Internet advertising solutions.

     Driven by the growing online population, the rise in time spent online and increasing digital commerce adoption, online advertising revenues have surpassed outdoor advertising and will exceed spending for cable advertising. By 2003, roughly three-quarters of today's radio spending will be converted to Internet advertising.

Revenue Streams.

     Although we have a transaction/advertising revenue model it is unlike traditional websites that offer only one or two of these revenue streams. We have numerous methods to capitalize on its exclusive branding, image and content. We will derive our revenue streams from the following sources:

-Live Events

     Users pay an online fee for a one-time viewing of select live event programming. Users pay a fee of $1.99 to $4.95 depending on the exclusivity of the event. For example, the Ultimate Fighting Championship event that PayForView offered on June 9, 2000 was only seen on the our website and on Direct Broadcast Satellite (DBS). It was not on either network or cable television.

-Archival Events

     In the future, users will be charged an online transactional fee for a one-time viewing of an archived event program. The archival programming will consist of classic sports events, major boxing matches, films, comedy performances, etc. The charge for these events will range from $.49 to $1.99. These events are at the convenience of the viewers, at the time they wish to view them.

-Advertising

     Since PayForView.com is a very "sticky" site, one where a user resides for a lengthy period of time, advertisers will pay to have their advertising served and tracked on our website. These advertisers will be on the website the length of time users view either the free entertainment information, which might be upwards of a half hour, or a live event, which they will watch for several hours.

-E-Commerce

     Users may purchase merchandise specifically related to event programs, both live or archived from our e-commerce shop.
Merchandise pertaining to our free entertainment and sports information will also be offered. We are in discussions to partner with several retailers that offer event related merchandise.

-On-line Syndication

     We will capitalize on the lack of quality entertainment produced specifically for on-line viewing. At this time, there are a number of Internet companies who are streaming video who are in need of the type of programming we are creating and acquiring. Our executive team, with experience and contacts in event production, sees an excellent opportunity to become an on-line provider of video based events to emerging Internet based streaming media companies. We are well positioned as a one-stop, turnkey provider of compelling, entertaining content.

-Sales to Traditional Media

     During the rollout of the Broadband universe, some of our acquired programming will be sold to traditional media such as DBS and cable television. This allows for revenue generation of a magnitude greater than the present Broadband universe allows.

-VHS/DVD Sales

     Since we acquire programming, we will negotiate with international VHS/DVD distributors to release the product in brick-and-mortar and electronic commerce distribution avenues to gain additional revenue.

Competition.

     Perhaps closest to our business model is www.centerseat.com. Similar in design and concept, Center Seat offers a wide variety of online entertainment, but does not charge for online programming. The firm also does not deliver live events nor does it offer chat room functionality. Moreover, Center Seat does not presently offer rich media advertising as does PayForView.

     Kanakaris Wireless Inc., (OTC BB: KKRS) www.kanakaris.com, offers online pay-per-view movies, downloadable books and related e-commerce.

     House of Blues, www.hob.com, offers live and archival music events that appear at the House of Blues venues and also offers related e-commerce.

     Our approach differs from the above through diversification. By having an interest in a record label, sports and event alliances and a film production and sales division, PayForView is in a position to create revenue from non-Internet sources while also creating the content it intends to broadcast on the Internet. By including music, sports, comedy and other live events, and utilizing an embedded video window, triggered parallel content and rich media advertising, we are attempting to differentiate ourselves from our competitors.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Forward Looking Information.

     This Report on Form 8-K contains certain forward looking statements and information relating to us that are based on the beliefs of management, as well as assumptions made by and information currently available to us. When used in this document, the words "anticipate," "believe," "estimate," and "expect" and similar expressions, as they relate to us, are intended to identify forward looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including those described in this discussion and elsewhere in this Report on Form 8-K. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. We do not intend to update these forward-looking statements.

General.

     We are an integrated online and offline content company that creates and acquires events and information-based content and delivers such content on a pay-for-view and free basis. We produce and own programming and distribute it through new media (the Internet) and old media (broadcast, DBS and cable television.) We have entered into alliances with entertainment and technology companies that provide elements needed for the completion of our plans. These companies include those providing Internet related technical support, filmed or live programming, recorded music and sports related footage. This creates a vertical integration of entertainment-related products and Internet expertise, which will establish a base of operations and cash flow for us. We have not had any significant revenues since purchasing Voyager Entertainment in 1999. We have incurred a cumulative net loss in our development stage of approximately $16.9 million as of June 30, 2000. We expect to continue to incur substantial and increasing losses during our development stage due to continued and increased spending on our web site, hiring of employees, research and the costs of marketing, sales, video streaming and administrative activities.

     We anticipate that future revenues and results of operations may continue to fluctuate significantly depending on, among other factors, the number of available subscribers who have access to high speed Internet connections, the costs associated with the streaming of video based content over the Internet, our ability to recruit and retain advertising clients, and our ability to successfully provide viewers with compelling and entertaining events. We anticipate our operating activities will result in substantial net losses while in our development stage and expect losses to continue for a period of time once in our operational stage.

Results of Operations.

Year ended December 31, 1999 as compared to the period from April 6, 1998 (inception) through December 31, 1998 and six months ended June 30, 2000 as compared to the six months ended
June 30, 1999.

     The Company has restated its financial statements as of and for the six months ended June 30, 2000 to reflect the charge to expense of our investment in Turn-Key Entertainment, LLC, a development stage company.

Revenues.

     We had no revenues from operations from our inception on April 6, 1998 to date.

Selling, general and administrative expenses:

     Selling, general and administrative expenses for the year ended December 31, 1999 increased to $2,240,097 from $275,528, a net increase of $1,964,569 as compared to the period from April 6, 1998 (inception) to December 31, 1998. Prior to January of 1999, the company was in its very early development stage, and was not carrying on any significant business, which resulted in low operating costs. As a result of venture capital funding from a private investor beginning in January 1999,we began to build and execute our business plan, hire staff, build our web site and create awareness of our business through public relations and marketing. These four areas saw the greatest increase in spending in 1999 as compared to 1998. Management compensation for the year ended December 31, 1999 increased to $241,750 from $9000, an increase of $232,750 as compared to 1998. Web site development, Public Relations and Marketing costs increased to $565,608 for the year ended December 31, 1999 from $44,608 for the period from April 6, 1998 (inception) to December 31, 1998. The remaining selling, general and administrative expenses of $1,432,739 for the twelve months ended December 31, 1999 increased from $221,920 for the period from April 6, 1998 (inception) to December 31, 1998, and consisted primarily of $936,000 in consulting fees of which $653,000 was non cash based, equity compensation, and $183,000 in travel and entertainment expenses.

     Selling, general and administrative expenses for the six months ended June 30, 2000 increased to $4,977,289 from $1,013,131, a net increase of $3,964,158 as compared to the six months ended June 30, 1999. The increase was primarily due to increases in personnel costs and consulting fees of $3,530,312 (of which $3,051,000 was non-cash equity based compensation), transaction costs relating to the MAS Acquisition of $475,000 (of which $375,000 was non-cash, equity based compensation), and $110,000 increase in professional fees offset by a decrease in advertising and promotion of $290,000. The increases in personnel costs, consulting and professional fees resulted from our web-design, marketing and content acquisition efforts. Advertising and promotion decreased during the six months ended June 30, 2000 due to our efforts being focused on the development of a new version of our website which was in its beta test phase and therefore we spent less time and effort on advertising and marketing. Advertising and marketing costs incurred during the six months ended June 30, 1999 included $103,000 paid for the marketing of a live web cast from the Cannes film festival and approximately $180,000 in Investor relations, public relations and market research costs. The remaining increase of $139,000 is due to higher overhead costs relating to our move from Vancouver British Columbia to New York City.

Loss From Impairment:

     We had a loss from impairment during the twelve months ended
December 31, 1999 of $4,247,022 due to the fact that we issued shares of our common stock in payment for certain deliverables that we subsequently became aware did not exist.

     We had a loss from impairment during the six months ended
June 30, 1999 of $2,821,500 due to the fact that we issued shares in payment for certain deliverables that we subsequently became aware did not exist.

Loss From Discontinued Operations:

     For the twelve months ended December 31, 1999, our results of operations included approximately $2,281,360 of losses relating to Street Solid, a record label that we acquired on January 5, 1999. We disposed of 81% of Street Solid in October 1999, resulting in a loss from disposal of $1,225,193.The results of operations during 1999 of Street Solid have been accounted for as discontinued operations and amounted to $1,056,167. During the six months ended June 30, 1999, our results of operations included approximately $675,000 of losses from discontinued operations relating to Street Solid.

Investment Expense:

     During the six months ended June 30, 2000, the Company had $2,400,000 of investment expense. This related to a strategic investment that we made in Turn-Key Entertainment LLC ("Turn-Key"). Since the Company neither manages nor controls Turn-Key, which remains in the development stage and has had no significant operations to date, the investment was charged to expense in accordance with generally accepted accounting principles.

Interest Income:

     Interest Income for the six months ended June 30, 2000 was $41,000 and $74,000,respectively, as compared to $8,000 for the six months ended June 30, 1999. This is due to larger cash and cash equivalents balances during the six months ended June 30, 2000 resulting from the net proceeds received by us from our private placements of shares of our common stock.

Interest Expense:

     Interest expense for the year ended December 31, 1999 was $348,631 as compared to zero for the period from April 6, 1998 (inception) to December 31, 1998. This is due to a one-time interest charge resulting from the net proceeds received by the company from its private placement of convertible debentures and subsequent conversion to common shares.

     Interest expense for the six months ended June 30, 2000 was zero. Interest expense for the six months ended June 30, 1999 was $334,795, which was primarily a result of a non-cash interest charge related to a convertible debenture agreement, whereby such debentures would be convertible into shares of our common stock at a 25% discount to the market price.

Extraordinary Item.

     During the six months ended June 30, 2000, we recorded a gain on extinguishment of debt of $200,151. This was due to a May 2000 settlement of debt.

Liquidity and Capital Resources.

     Since inception through June 30 2000, we had a deficit accumulated during the development stage of approximately $16.9 million and expect to continue to incur substantial operating losses for the next several years of our development stage. We have financed our operations primarily through private placements of our Common Stock. From inception to June 30, 2000 we received proceeds from the sale of equity securities, net of share issuance expenses, of approximately $6 million. Cash proceeds from the sale of our securities during January 2000 were approximately $5.4 million, including the $222,500 received in December 1999.

     We used net cash in operating activities of $ 1,711,000 for the six months ended June 30, 2000. Net cash and cash equivalents used in operations for the six months ended June 30, 2000 consisted of the loss from continuing operations of $7,316,780, less non cash items of $5,887,414, increases in prepaid expenses of $44,968, increases in other assets of $177,840 (which represented a security deposit on our new premises), and decreases in accounts payable of $18,939.

     Net cash used in investing activities consisted of $1,873,000 for the six months ended June 30, 2000. Investing activities included payments for website costs of $291,000, a settlement payment to the purchaser of Street Solid of $58,000, capital expenditures of $124,000 and a strategic equity investment of $1.4 million in a start-up private company which intends to build an online product synergistic with our core business.

     Net cash provided by financing activities consisted of $5,159,000 for the six months ended June 30, 2000, resulting from the proceeds from the sale of common stock of $5,159,000.

     Our capital funding requirements will depend on numerous factors, including the progress and magnitude of the our website development, marketing plans, technological advances, competitive and market conditions, our ability to establish and maintain collaborative arrangements, the cost of streaming video content on the Internet and effectiveness of commercialization activities and arrangements.

     We are likely to require substantial funding to continue our website development, marketing, sales, and administrative activities. We have raised funds in the past through the sale of securities, and may raise funds in the future through public offerings or private placements of securities, collaborative arrangements or from other sources. We continue to explore and, as appropriate, will enter into discussions with other companies regarding the potential for equity investment, collaborative arrangements, license agreements or development or other funding programs with us in exchange for marketing, distribution or other rights to our products and services. However, there can be no assurance that discussions with other companies will result in any investments, collaborative arrangements, agreements or funding, or that the necessary additional financing through debt or equity financing will be available to us on acceptable terms, if at all. Further, there can be no assurance that any arrangements resulting from these discussions will successfully reduce our funding requirements. If additional funding is not available to us when needed, we will be required to scale back our website development, marketing and administrative activities and our business and financial results and condition would be materially and adversely affected.


CHANGES IN SECURITIES

     1. During the first quarter of 2000 we entered into two separate subscription agreements for the private placement of shares of our Common Stock at a price of $1.50 per share. We received $1,215,000 from the sale of 810,000 shares under the terms of the first agreement on January 15, 2000, and $4,200,000 from the sale of 2,800,000 shares under the terms of the second agreement dated January 21, 2000, for a total proceeds of $5,381,000, which is net of $34,000 of offering costs.

     2. During the first quarter of 2000, holders of $172,500 of convertible debentures exchanged such debentures for 6,900,000 shares of common stock pursuant to a Debenture Agreement dated June 25, 1999.

     3. In February 2000, we granted an aggregate of 3,000,000 shares to officers and consultants as equity based compensation. The shares were distributed and vested on that date.

     4.   In March of 2000, we acquired MAS Acquisition
          Corporation, an inactive public shell corporation in exchange for an aggregate of 670,000 shares of its common stock (including a commission of 335,000 shares) and $100,000.

     5. In May of 2000, we made a strategic investment in Turn-key Entertainment LLC, a private development stage Delaware Corporation that intends to develop an online streaming media product that is synergistic with our core business. We issued 2,000,000 shares of our restricted common stock and paid $1,400,000 in cash in exchange for 25% of the outstanding stock of Turn-key Entertainment LLC.

     6. On July 13, 2000, our Board of Directors approved a stock option plan ("the Plan") and reserved 4 million shares of our common stock to attract, motivate and retain individuals upon whose continued efforts the success of the company in large measure depends. On July 25, 2000, we issued 1,675,000 options pursuant to the Plan to certain employees, officers, directors and consultants. The exercise price of such options were $0.25 per share, based, as per the terms of the plan, on the closing price on the day immediately preceding the issue date. These options vest over a three-year period and expire in July 2003.


Item 7.  Financial Statements and Exhibits.

     Financial Statements.

     On February 25, 2000, the Company filed an 8-K describing a change in control resulting from a Stock Exchange Agreement entered into as of February 22, 2000, between MRC Legal Services Corporation, a California corporation, which entity is the controlling shareholder of MAS Acquisition XVI Corp. ("MAS XVI"), an Indiana corporation, and PayForView.com Corp. ("PayForView" or the "Company"), a Nevada corporation. Filed herewith are the updated and revised financial statements, as required by the Securities Exchange Act of 1934. Such financial statements consist of the consolidated balance sheets of Payforview.com Corp. and Subsidiaries (formerly Sierra Gold Corporation) as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1999 and the period April 6, 1998 (inception) to December 31, 1998, and the cumulative consolidated statement of operations and cash flows for the period April 6, 1998 (inception) through December 31, 1999. The Company has also included its unaudited interim consolidated financial statements as of June 30, 2000 and for the six months ended June 30, 2000 and 1999.

     Exhibits.

     10.__     Turn-Key Entertainment Investment Agreement



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 24, 2000

                                   PAYFORVIEW.COM CORP.


                                   /s/ Marc A. Pitcher
                                   Marc A. Pitcher,
                                   President and Director

                         C O N T E N T S


                                                       Page


Report of Independent Certified Public Accountants
 - Grant Thornton LLP                                  F-2

Independent Auditors' Report - Davidson & Company      F-3


Financial Statements

     Consolidated Balance Sheets                       F-4

     Consolidated Statements of Operations             F-5

     Consolidated Statement of Changes
      in Stockholders' Equity                          F-6 - F-7

     Consolidated Statements of Cash Flows             F-8

     Notes to Consolidated Financial Statements        F-9 - F-29

        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
  Payforview.com Corp. and Subsidiaries


We have audited the accompanying consolidated balance sheet of Payforview.com Corp. and Subsidiaries (formerly Sierra Gold Corporation) (a development stage company) as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended and the cumulative consolidated statement of operations and cash flows for the period April 6, 1998 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of the Company for the period from April 6, 1998 (inception) through December 31, 1998 which represents 2.8% of the cumulative net loss for the period from April 6, 1998 (inception) through December 31, 1999. These statements were audited by other auditors whose report thereon has been furnished to us, and in our opinion, insofar as it related to the 1998 results, is based solely on the report of the other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Payforview.com Corp. and Subsidiaries as of December 31, 1999, and the consolidated results of their operations and their consolidated cash flows for the year then ended and the cumulative results of operations and cash flows for the period from April 6, 1998 through December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B, the Company has experienced recurring net losses, has an accumulated deficit and is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




GRANT THORNTON LLP

New York, New York
July 7, 2000

                   INDEPENDENT AUDITORS' REPORT


To the Stockholders and Directors of Payforview.com Corp. and
Subsidiaries
(formerly Voyager International Entertainment Inc.)
(A Development Stage Company)


We have audited the accompanying consolidated balance sheet of Payforview.com Corp. and Subsidiaries (formerly Voyager International Entertainment Inc.) as of December 31, 1998 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the period from incorporation on April 6, 1998 to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Payforview.com Corp. and Subsidiaries (formerly Voyager International Entertainment Inc.) as of December 31, 1998, and the consolidated results of its operations, its consolidated changes in stockholders' equity and its consolidated cash flows for the period from incorporation on April 6, 1998 to December 31, 1998 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Payforview.com Corp. and Subsidiaries (formerly Voyager International Entertainment Inc.) will continue as a going concern. As discussed in Note B to the consolidated financial statements, unless the Company attains future profitable operations and/or obtains additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are discussed in Note B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Davidson & Company
Vancouver, Canada
July 21, 1999

                          Payforview.com Corp. and Subsidiaries
                           (formerly Sierra Gold Corporation)
                              (a development stage company)

                               CONSOLIDATED BALANCE SHEETS


                                             December 31,             June 30,
          ASSETS                        1998           1999           2000
                                                                      (unaudited)
                                                                      (As Restated)

Current assets
 Cash and cash equivalents              $       -      $   342,004    $  1,916,673
 Prepaid expenses                           2,802           63,602          58,570
 Due from related parties                   7,648                -          49,602
                                        ---------      -----------    ------------
                                           10,450          405,606       2,024,845

Fixed assets, net                           7,025          351,780         468,341

Investment in Street Solid Records              -           10,000          10,000

Intangible assets, net                          -           39,169          25,571

Capitalized website development costs                                      291,072

Other assets                                    -                -         227,840
                                        ---------      -----------    ------------
                                        $  17,475      $   806,555    $  3,047,669
                                        =========      ===========    ============



          LIABILITIES AND STOCKHOLDERS'
               EQUITY (DEFICIENCY)

Current liabilities
 Accounts payable                       $  82,893      $   261,368    $    242,429
 Liabilities from discontinued
  operations                                    -          256,000         198,000
 Loan payable                              59,418        1,050,151
                                        ---------      -----------    ------------
                                          142,311        1,567,519         440,429
                                        ---------      -----------    ------------

Other Liabilities                               -          222,500               -

2% Series a Senior Convertible
 Redeemable Debentures                          -          172,500               -

Stockholders' equity (deficiency)
 Common stock
     Authorized, 100,000,000 common
     shares with a par value of $0.0001;
     issued and outstanding, 4,327,131
     and 43,397,727 and 57,577,727
     Shares, respectively                     433            4,340           5,936
 Additional paid-in capital               150,259        8,594,637      19,472,874
 Deficit, accumulated during the
  development stage                      (275,528)      (9,754,941)    (16,871,570)
                                        ---------      -----------    ------------

                                         (124,836)      (1,155,964)      2,607,240
                                        ---------      -----------    ------------

                                        $  17,475      $   806,555    $  3,047,669
                                        =========      ===========    ============


The accompanying notes are an integral part of these statements.


                          Payforview.com Corp. and Subsidiaries
                           (formerly Sierra Gold Corporation)
                              (a development stage company)

                          CONSOLIDATED STATEMENTS OF OPERATIONS



                                        Period from                   Cumulative
                                        incorporation                 amounts from
                                        on April 6,                   April 6, 1998
                                        1998 to        Year ended     (inception) to
                                        December 31,   December 31,   December 31,
                                        1998           1999           1999
                                        ------------   ------------   -------------

Costs and expenses
  Selling, general and administrative
   Expenses                             $   275,528    $ 2,240,097    $ 2,515,625
  Amortization of licenses and
   Goodwill                                       -        362,303        362,303
  Loss on impairment                              -      4,247,022      4,247,022
  Interest expense                                -        348,631        348,631
  Interest income                                 -              -              -
                                        -----------    -----------    -----------

     Total costs and expenses               275,528      7,198,053      7,473,581
                                        -----------    -----------    -----------
     Loss from continuing
      operations                           (275,528)    (7,198,053)    (7,473,581)
                                        -----------    -----------    -----------

Discontinued operations (Street
 Solid Records)
     Loss from operations                               (1,056,167)    (1,056,167)
     Loss on disposal                             -     (1,225,193)    (1,225,193)
                                        -----------    -----------    -----------

     NET LOSS                           $  (275,528)   $(9,479,413)   $(9,754,941)
                                        ===========    ===========    ===========

Basic and diluted loss per share:
 Continuing operations                  $      (.03)   $      (.39)   $      (.49)
 Discontinued operations                          -           (.13)          (.15)
                                        -----------    -----------    -----------

Basic and diluted loss per share        $      (.03)   $      (.52)   $      (.64)
                                        ===========    ===========    ===========

Weighted-average shares outstanding       8,424,087     18,284,185     15,321,804
                                        ===========    ===========    ===========

The accompanying notes are an integral part of these statements.

                          Payforview.com Corp. and Subsidiaries
                           (formerly Sierra Gold Corporation)
                              (a development stage company)

                     CONSOLIDATED STATEMENTS OF OPERATIONS (continued)

                                                                      Cumulative
                                                                      amounts from
                                            Six months ended          April 6, 1998
                                                 June 30,             (inception) to
                                        ---------------------------   June 30,
                                            1999           2000       2000
                                        ------------   ------------   -------------
                                         (unaudited)    (unaudited)    (unaudited)
                                                       (As Restated)  (As Restated)

Costs and expenses
  Selling, general and administrative
   Expenses                             $ 1,013,131    $ 4,977,289    $  7,492,914
  Amortization of licenses and
   Goodwill                                 205,738         13,598         375,901
  Loss on impairment                      2,821,500              -       4,247,022
  Investment expense                              -      2,400,000       2,400,000
  Interest expense                          334,795              -         356,715
  Interest income                            (8,084)       (74,107)        (82,191)
                                        -----------    -----------    ------------

     Total costs and expenses             4,367,080      7,316,780      14,790,361
                                        -----------    -----------    ------------

     Loss from continuing operations     (4,367,080)    (7,316,780)    (14,790,361)
                                        -----------    -----------    ------------

Discontinued operations (Street
 Solid Records)
     Loss from operations                  (674,761)             -      (1,056,167)
     Loss on disposal                             -              -      (1,225,193)
                                        -----------    -----------    ------------

Loss from discontinued operations          (674,761)             -      (2,281,360)
                                        -----------    -----------    ------------

Loss before extraordinary item           (5,041,841)    (7,316,780)    (17,022,119)

Extraordinary item - gain on
extinguishment of debt (Note H)                   -        200,151         200,151
                                        -----------    -----------    ------------


     NET LOSS                           $(5,041,841)   $(7,116,629)   $(16,871,570)
                                        ===========    ===========    ============

Basic and diluted loss per share:
  Continuing operations                 $      (.29)   $      (.13)   $       (.60)
  Discontinued operations                      (.05)             -            (.09)
  Extraordinary item                              -              -               -
                                        -----------    -----------    ------------

Basic and diluted loss per share        $      (.34)   $      (.13)   $       (.69)
                                        ===========    ===========    ============

Weighted-average shares outstanding      14,865,914     56,193,606      24,426,661
                                        ===========    ===========    ============


The accompanying notes are an integral part of these statements.

                           Payforview.com Corp. and Subsidiaries
                             (formerly Sierra Gold Corporation)
                               (a development stage company)

                 CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                            Years ended December 31, 1999 and 1998
                 and six months ended June 30, 2000 (unaudited) (As Restated)

                                                                 Deficit,
                                                                 accumulated
                          Common Stock issued     Additional     during the
                         ---------------------    paid-in        development
                           Number       Amount    capital        stage          Total
                         ----------     ------    ----------     -----------    -----------

Balance,
 April 6, 1998                    -    $     -    $        -     $         -    $         -

Capital stock of Voyager
 International
 Entertainment Inc.
 issued for services      3,800,000        380        37,620               -         38,000
Capital stock of Voyager
 International
 Entertainment Inc.
 issued for acquisition
 of Voyager Film
 Sales Inc.                 200,000         20           180               -            200
Capital stock of Voyager
 International Entertainment
 Inc. issued for cash       327,131         33       112,459               -        112,492
Net loss                                                            (275,528)      (275,528)
                         ----------     ------    ----------     -----------    -----------

Balance,
 December 31, 1998        4,327,131        433       150,259        (275,528)      (124,836)

Capital stock of
 Payforview.com Corp.
 at January 5, 1999       3,750,000        375           625               -          1,000
Issuance of shares for
 acquisition of
 Voyager International
 Entertainment Inc.       7,788,840        779           781                          1,560
Issuance of shares for
 acquisition of
 Voyager International
 Entertainment, Inc. for
 potential commission     1,500,000        150          (150)                             -
Cancellation of
 Voyager shares          (4,327,131)      (433)          433                              -
Issuance of shares for
 acquisition of Squadron
 One Records and creation
 of Street Solid
 Records, Inc.            1,173,509        117     1,598,163                      1,598,280
Issuance of shares for
 acquisition of
 licenses and rights      1,102,500        110     3,067,290                      3,067,400
Issuance of shares for
 services                   122,000         12        77,824                         77,836
Issuance of shares for
 consulting services      1,800,000        180       652,320                        652,500
Issuance of shares for
 consulting services        333,333         33        49,967                         50,000
Issuance of shares for
 financial advisor
 services                 1,800,000        180     1,386,696                      1,386,876
Issuance of shares for
 acquisition of Software    200,000         20       291,980                        292,000
Issuance of shares for
 advertising                200,000         20        59,980                         60,000
Issuance of shares upon
 conversion of debt      22,837,005      2,284       825,216                        827,500
Allocation of proceeds
 of convertible debt to
 additional paid-in capital                          333,333                        333,333
Issuance of shares
 for cash                   540,540         55        99,945                        100,000
Shares held in escrow
 with attorney relating
 to debentures              250,000         25           (25)
Net loss                                                          (9,479,413)    (9,479,413)
                         ----------     ------    ----------     -----------    -----------

Balance,
 December 31, 1999       43,397,727     $4,340    $8,594,637     $(9,754,941)   $(1,155,964)
                         ==========     ======    ==========     ===========    ===========

                           Payforview.com Corp. and Subsidiaries
                             (formerly Sierra Gold Corporation)
                               (a development stage company)

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (continued)

                           Years ended December 31, 1999 and 1998
                and six months ended June 30, 2000 (unaudited) (As Restated)

                                                                 Deficit,
                                                                 accumulated
                          Common Stock issued     Additional     during the
                         ---------------------    paid-in        development
                           Number       Amount    capital        stage          Total
                         ----------     ------    ----------     -----------    -----------

Issuance of shares for
 cash, net of share
 issuance costs
 (unaudited)              2,800,000     $ 361    $5,381,139     $          -   $  5,381,500
Issuance of shares for
 convertible debt
 (unaudited)              6,900,000        690       171,810               -        172,500
Shares issued to
 officers and consultants
 for services (unaudited) 3,000,000        300     2,933,700               -      2,934,000
Shares issued for
 acquisition of MAS
 Acquisition Corporation
 (unaudited)                335,000         33            (2)              -             31
Shares issued for
 transaction costs for MAS
 Acquisition Corporation
 (unaudited)                335,000         34       375,166               -        375,200
Shares issued for
 investment in Turnkey
 Entertainment
 (unaudited)              2,000,000        200       999,800                      1,000,000
Proceeds from sale of
 1,280,000 shares of the
 1,500,000 shares held in
 escrow (unaudited)               -          -       899,602                        899,602
Cancellation of remaining
 escrow shares (unaudited) (220,000)       (22)           22               -              -
Additional compensation
 for services performed
 (unaudited)                      -          -       117,000               -        117,000
Net loss for the six
 months ended June 30, 2000
 (unaudited)                      -          -             -      (7,116,629)    (7,116,629)
                         ----------     ------    ----------     -----------    -----------
Balance,
 June 30, 2000
 (unaudited)             59,357,727     $5,936   $19,472,874    $(16,871,570)   $ 2,607,240
                         ==========     ======    ==========     ===========    ===========


The accompanying notes are an integral part of this statement.

                          Payforview.com Corp. and Subsidiaries
                           (formerly Sierra Gold Corporation)
                              (a development stage company)

                          CONSOLIDATED STATEMENTS OF CASH FLOWS

                                        Period from                   Cumulative
                                        incorporation                 amounts from
                                        on April 6,                   April 6, 1998
                                        1998 to        Year ended     (inception) to
                                        December 31,   December 31,   December 31,
                                        1998           1999           1999
                                        ------------   ------------   -------------

Cash flows from operating activities
  Loss from continuing operations       $  (275,528)   $(7,198,053)   $(7,473,581)
  Adjustments to reconcile net loss
   to cash used in operating activities
     Depreciation                             1,899          4,536          6,435
     Amortization of licenses and goodwill        -        362,303        362,303
     Issuance of common stock for services   38,000      4,865,700      4,903,700
     Noncash interest expense                     -        333,333        333,333
     Changes in other operating assets
      and liabilities
       Prepaid expenses                      (2,802)       (60,800)       (63,602)
       Due from related party                (7,648)         7,648
       Other assets                             200                           200
       Increase in accounts payable          82,893        128,475        211,368
                                        -----------    -----------    -----------

     Net cash used in operating
      activities of continuing
      operations                           (162,986)    (1,556,858)    (1,719,844)
                                        -----------    -----------    -----------
     Net cash used in operating
      activities of discontinued
      operations                                  -       (657,080)      (657,080)
                                        -----------    -----------    -----------

Cash flows from investing activities
  Payments for website costs                      -              -              -
  Payment of settlement costs
   relating to discontinued operations            -              -              -
  Proceeds from sale of discontinued
   operations                                     -        250,000        250,000
  Acquisition of fixed assets                (8,924)        (7,291)       (16,215)
                                        -----------    -----------    -----------
     Net cash (used in) provided
      by investing activities                (8,924)       242,709        233,785
                                        -----------    -----------    -----------

Cash flows from financing activities
  Issuance of common stock                  112,492        100,000        212,492
  Advances for common stock                       -        222,500        222,500
  Proceeds from loan payable                 59,418      1,050,151      1,050,151
  Repayment of loan payable                       -        (59,418)             -
  Proceeds from convertible debenture             -      1,000,000      1,000,000
                                        -----------    -----------    -----------
     Net cash provided by
      financing activities                  171,910      2,313,233      2,485,143
                                        -----------    -----------    -----------
     Net change in cash and
      cash equivalents
      during the period                           -        342,004        342,004

Cash and cash equivalents,
 beginning of period                              -              -              -
                                        -----------    -----------    -----------

Cash and cash equivalents,
 end of period                          $         -    $   342,004    $   342,004
                                        ===========    ===========    ===========


Supplemental disclosures
 of cash flow information:
  Cash paid during the period for
     Interest                           $         -    $    15,298    $    15,298


Supplemental disclosures of noncash,
 financing and investing activities (Note L)


The accompanying notes are an integral part of these statements.

                          Payforview.com Corp. and Subsidiaries
                           (formerly Sierra Gold Corporation)
                              (a development stage company)

                    CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

                                                                      Cumulative
                                                                      amounts from
                                             Six months ended         April 6, 1998
                                                  June 30,            (inception) to
                                        ---------------------------   June 30,
                                             1999           2000      2000
                                        ------------   ------------   -------------
                                         (unaudited)    (unaudited)    (unaudited)
                                                       (As Restated)  (As Restated)

Cash flows from operating activities
  Loss from continuing operations       $(4,367,080)   $(7,316,780)  $(14,790,361)
  Adjustments to reconcile net loss
   to cash used in operating activities
     Depreciation                             1,000          7,585         14,020
     Amortization of licenses and
      goodwill                              205,738         13,598        375,901
     Issuance of common stock for services
      and transaction costs               2,888,612      3,426,231      8,329,931
     Noncash interest expense               333,333              -        333,333
     Noncash investment expense                   -      2,400,000      2,400,000
     Changes in other operating assets
      and liabilities
       Prepaid expenses                     (14,274)       (44,968)      (108,570)
       Due from related party                (7,648)             -              -
       Other assets                               -       (177,840)      (177,640)
       Increase in accounts payable         236,360        (18,939)       192,429
                                        -----------    -----------    -----------

     Net cash used in operating
      activities of continuing
      operations                           (708,663)    (1,711,113)    (3,430,957)
                                        -----------    -----------    -----------
     Net cash used in operating
      activities of discontinued
      operations                           (375,058)             -       (657,080)
                                        -----------    -----------    -----------

Cash flows from investing activities
  Payments for website costs                      -       (291,072)      (291,072)
  Payment of settlement costs
   relating to discontinued operations            -        (58,000)       (58,000)
  Proceeds from sale of discontinued
   operations                                     -              -        250,000
  Investment in equity investee                   -     (1,400,000)    (1,400,000)
  Acquisition of fixed assets                (5,518)      (124,146)      (140,361)
                                        -----------    -----------    -----------
     Net cash used in investing
      activities                             (5,518)    (1,873,218)    (1,639,433)
                                        -----------    -----------    -----------

Cash flows from financing activities
  Issuance of common stock                        -      5,159,000      5,593,992
  Advances for common stock                       -              -              -
  Proceeds from loan payable                994,593              -      1,050,151
  Repayment of loan payable                 (59,418)             -              -
  Proceeds from convertible debenture       178,000              -      1,000,000
                                        -----------    -----------    -----------
     Net cash provided by
      financing activities                1,113,175      5,159,000      7,644,143
                                        -----------    -----------    -----------
     Net change in cash and
      cash equivalents
      during the period                      23,936      1,574,669      1,916,673

Cash and cash equivalents,
 beginning of period                              -        342,004             -
                                        -----------    -----------    -----------

Cash and cash equivalents,
 end of period                          $    23,936    $ 1,916,673    $ 1,916,673
                                        ===========    ===========    ===========


Supplemental disclosures
 of cash flow information:
  Cash paid during the period for
     Interest                           $     1,462     $        -    $    15,298
                                        ===========    ===========    ===========

Supplemental disclosures of noncash,
 financing and investing activities (Note L)


The accompanying notes are an integral part of these statements.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)



NOTE A - ORGANIZATION OF THE COMPANY AND
     NATURE OF BUSINESS

Sierra Gold Corporation was incorporated on August 26, 1988. On January 4, 1999, Sierra Gold Corporation changed its name to Payforview.com Corp. (the "Company"). On January 5, 1999, the Company issued 7,788,840 common shares (plus 1,500,000 shares held in trust as commission) (see Note H), in exchange for the issued and outstanding shares of Voyager International Entertainment Inc. ("Voyager"). Voyager was incorporated on April 6, 1998 in Nevada. As a result of the share exchange, control of the combined companies passed to the former shareholders of Voyager. This type of share exchange has been accounted for as a capital transaction accompanied by a recapitalization of Voyager. Recapitalization accounting results in consolidated financial statements of Voyager being issued under the name of Payforview.com Corp. and Subsidiaries, but are considered a continuation of Voyager. No goodwill or other intangible assets were recognized in connection with such recapitalization. (See Note D.)

On January 15, 1999, the Company implemented a two-for-one forward stock split. On April 9, 1999, the Company implemented a three-for-two forward stock split. All share and per share amounts in the financial statements have been retroactively restated to give effect to the above splits. Loss per share information reflects the recapitalization.

The Company is considered a development stage company as its planned principal operations have not yet commenced. Presently, the Company is developing an internet-based website to distribute movies, music, live events and sports events direct to consumers on a pay-for-view basis.


NOTE B - BASIS OF PRESENTATION

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenue from its planned businesses and has generated losses from continuing operations, net losses and an accumulated deficit for all periods presented. As shown in the financial statements during the period from April 6, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999, the Company incurred losses of

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE B (continued)

$275,528 and $9,479,413, respectively. As of December 31, 1999 and 1998, the Company had deficits accumulated in the development stage of $9,754,941 and $275,528, respectively. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. These financial statements do not include any adjustments that might result from this uncertainty.

Management has obtained additional equity financing in the amount of $5,415,000 (Note O.1) in the first quarter of 2000 and the Company intends to file a shelf registration in the future through private placements of shares. As of June 30, 2000, the Company had approximately $2.0 million in cash. Management believes this will be adequate for at least the next twelve months.

The Company has restated its financial statements as of and for the six months ended June 30, 2000 to reflect the expense of an investment in a development stage company (see Note O).


NOTE C -  SIGNIFICANT ACCOUNTING POLICIES

1.   Principles of Consolidation

     These consolidated financial statements include the accounts of Payforview.com Corp. and Subsidiaries (formerly Sierra Gold Corporation) and its wholly-owned subsidiaries, from their respective dates of acquisition (see Notes A and D). All significant intercompany balances and transactions have been eliminated.

     As discussed more thoroughly in Note D, Street Solid is presented as discontinued operations.

2.   Cash Equivalents

     Cash equivalents consist of highly liquid investments with a maturity of three months or less when purchased.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE C (continued)

3.   Stock-based Compensation

     The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). As permitted under SFAS No. 123, the Company has elected to follow Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock options. Under APB No. 25, when the exercise price of employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. However, with respect to common stock and options granted to nonemployees, the Company records expense equal to the fair value of the common stock or option on the measurement date, which generally is the date of completion of services. Expenses relating to such options or stock are estimated based upon fair value as of the end of each reporting period prior to the measurement date.

4.   Income Taxes

     Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for
     Income Taxes." A deferred tax asset or liability is recorded for temporary differences between financial and tax reporting and net operating loss carryforwards.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

5.   Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE C (continued)

     the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period.
     Actual results could differ from those estimates.

6.   Financial Instruments

     The Company's financial instruments consist of cash and cash equivalents, accounts payable, loans payable and convertible debentures. The fair values of these financial instruments approximate their carrying values, due to the short-term maturities of such items.

7.   Reporting on Costs of Start-up Activities

     Effective January 1, 1999, the Company adopted Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities and organization costs to be expensed as incurred. The cumulative effect of adopting this principle was immaterial.

8.   Foreign Currency Transactions

     Transaction amounts denominated in foreign currencies are converted into United States currency at exchange rates prevailing at transaction dates. Gains and losses from foreign currency transactions are recorded as operating expenses and are immaterial.

9.   Revenue Recognition

     The Company is currently in the development stage and therefore has no revenues. Revenues from services will be recognized at the time the services are provided to the customer.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE C (continued)

10.  Fixed Assets

     Fixed assets are stated at cost. Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method as follows:

          Computer equipment                 3 years
          Furniture and office equipment     5 years
          Software                           3 years

11.  Intangible Assets

     Intangible assets consist of goodwill, licenses and rights.

     Goodwill represents the excess of acquisition costs over the fair market value of the net assets of businesses acquired and is being amortized on a straight-line basis over its estimated useful life of five years. Costs of licenses and rights are deferred and amortized on a straight-line basis over their estimated useful lives, which are generally one to five years.

12.  Long-lived Assets and Impairment of Long-lived Assets

     The Company's policy is to review all long-lived assets, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future cash outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company would recognize an impairment loss to adjust to the fair value of the asset.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE C (continued)

13.  Loss per Share

     The Company computes net loss per share in accordance with Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share." Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted-average number of common and common equivalent shares outstanding during the period. However, as the Company generated net losses in all periods presented, common equivalent shares, composed of incremental common shares issuable upon the conversion of debentures, are not reflected in diluted net loss per share because such shares are antidilutive. As of December 31, 1999, $172,500 of debentures were not yet converted. Such debentures were converted into 6,900,000 shares of common stock in January and February 2000. There were no outstanding options or warrants as of December 31, 1998 or 1999, or as of June 30, 1999 or 2000.

     All per share amounts are calculated to reflect the Company's change in capital structure for all periods presented.

14.  Comprehensive Income

     The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income." This statement establishes rules for the reporting of comprehensive income and its components. The Company has no transactions that are required to be reported as other comprehensive income.

15.  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board
     ("FASB") issued Statement of Financial Accounting Standards
     No. 133 ("SFAS No. 133"),  "Accounting for Derivative

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE C (continued)

     Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a material impact on its financial statements.

16.  Interim Financial Information (Unaudited)

     Information in the accompanying condensed consolidated financial statements for the six months ended June 30, 1999 and 2000 and the cumulative information from April 6, 1998 (inception) through June 30, 2000 is unaudited. The condensed consolidated financial statements as of June 30, 2000 and for the six months ended June 30, 1999 and 2000 and the cumulative amounts from April 6, 1998 (inception) through June 30, 2000 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and the rules and regulations promulgated by the Securities and Exchange Commission. In the opinion of the Company's management, the June 30, 1999 and 2000 unaudited condensed consolidated interim financial statements include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of such financial statements. The results of operations for the six months ended June 30, 1999 and 2000 are not necessarily indicative of the results to be expected for the entire year.

17.  Reclassifications

     Certain 1998 information has been reclassified to conform with the current year's presentation.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE D - ACQUISITIONS

1.   Voyager Acquisition (Note A)

     On January 5, 1999, Payforview acquired all the issued and outstanding shares of Voyager in exchange for 7,788,840 of its shares (plus 1,500,000 shares held in trust as a commission, see Note H). This transaction has been accounted for as a capital transaction accompanied by a recapitalization of Voyager rather than a business combination. Therefore, the total cost of the acquisition represents the net book value of the acquired liabilities. No goodwill or other intangibles have been recognized in connection with this transaction. The consolidated financial statements include the assets, liabilities and operations of Voyager for all periods presented.

     Liabilities acquired were $1,450, which pertained to accounts payable and accrued expenses.

2.   Street Solid Acquisition and Disposition

     On January 6, 1999, Payforview acquired all the issued and outstanding shares of Street Solid Records Inc. ("Street Solid"), a Nevada corporation. As consideration, Payforview issued 1,173,509 common shares. The acquisition was accounted for using the purchase method. The operations of Street Solid are included in the consolidated financial statements subsequent to the date of acquisition and through the date of disposition. The purchase price was determined based on the fair market value of the Company's common stock.

     The total purchase price was allocated as follows:

     Total purchase price                         $1,598,280
     Liabilities assumed in business combination     198,000
                                                  ----------
     Excess purchase price                        $1,796,280
                                                  ==========

     The Company has allocated excess purchase price to intangible assets, including record contracts and goodwill.
     Intangible assets and goodwill are being amortized over five years.

     Pro forma information has not been provided as the acquisition is not significant.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE D (continued)

     On October 29, 1999, the Company sold an aggregate of 81% of Street Solid in two separate transactions. In the first transaction, the Company sold 70% of Street Solid for aggregate consideration of $192,000 (net of an additional $58,000 paid by the Company to them in 2000). In the second transaction, the Company sold 11% of Street Solid, in exchange for a note receivable of $39,000. Since there was doubt about the collectibility of such note, the Company wrote-off such note at December 31, 1999. The operations of Street Solid have been reported as a discontinued operation for the period from January 6, 1999 through October 29, 1999, which was the date of disposal. Additionally, a loss on disposal of operations, which included the write-off of intangible assets and goodwill of $1,225,193, was recognized in connection with the disposal of Street Solid.

     Summarized financial information for Street Solid was as follows:

                                             Period from
                                             January 6, 1999
                                             through
                                             October 29, 1999
                                             ----------------

     Net revenues                            $    169,000
                                             ============
     Net loss                                $ (1,056,167)
                                             ============

     As of December 31, 1999, the following liabilities relating to Street Solid remained on the books of the Company.

     Amounts due to Destiny Music pursuant to
       contract assumed by Payforview             $  198,000
     Settlement amounts paid to purchaser of
       Street Solid in 2000                           58,000
                                                  ----------
                                                  $  256,000
                                                  ==========

     The liability for $198,000 arises from a transaction occurring prior to Payforview's acquisition of Street Solid.
     The Company is currently a defendant in a lawsuit from Destiny seeking to recover the full $198,000.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE D (continued)

     The $58,000 arose from a settlement agreement signed in March 2000 between Payforview and the purchaser of Street
     Solid. In March 2000, the Company remitted $58,000 to the purchaser of Street Solid.

     As of October 29, 1999, the Company began accounting for its investment in Street Solid under the cost method of accounting.


NOTE E - LICENSES AND RIGHTS

1. Reel Media - In February 1999, the Company entered into an agreement with Reel Media International to acquire the license and internet broadcast rights to a 750-film library. As consideration for the license rights, the Company issued 52,500 common shares at a value of $101,150, determined based on the market price of the common stock of the Company. The term of the agreement is for four years. As of December 31, 1999, the Company's website was not completed. At the same time, it became apparent to the Company that the technology for showing such movies on the internet is not yet widely available in the mass market. Therefore, management determined that an event has occurred that indicates that such asset may be impaired. Management determined that the expected future cash flows from the license agreement, on an undiscounted basis, will not exceed the carrying value of the license. The Company reviewed the expected future cash flows on a discounted basis and determined that the fair value of the licenses was approximately $40,000. Accordingly, the Company recorded an impairment loss of approximately $40,000 as of December 31, 1999.

2. Bacchus - In March 1999, the Company issued 1,012,500 common shares to Bacchus Entertainment Ltd. at a value of $2,821,500, as determined by the market price of shares of the Company's common stock, as consideration for the purchase of various rights and interests in feature films and motion picture productions. Management determined that the rights it purchased did not exist, and believes that the seller misrepresented the items available and breached the contract. Therefore, the full value of the consideration issued to Bacchus has been recorded as an impairment loss as of December 31, 1999. (See Note P.)

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE E (continued)

3. Sportsworld - In April 1999, the Company entered into an agreement with Sportsworld Network (Australia) Pty. Limited to acquire the nonexclusive, worldwide license rights to broadcast various sports-related filmclips and highlights. As consideration for the license rights, the Company issued 37,500 common shares at a value of $144,750, as determined by the market price of shares of the Company's common stock. The agreement also provides for a royalty of 8% of gross revenues to be paid by the Company. As of December 31, 1999, the Company's website was not yet ready for use. Because of the delay in completion of the website and the short-term nature of the agreement, the Company believes that an event has occurred that would indicate impairment. The license agreement expired July 1, 2000. The Company charged the unamortized balance at December 31, 1999 of $72,375 to selling, general and administrative expenses since the Company was not able to broadcast these programs prior to expiration of the licenses.


NOTE F - FIXED ASSETS

     Fixed assets consist of the following:


                                             December 31,

                                        1998           1999

     Computer equipment                 $    856       $    856
     Furniture and office equipment        8,068         13,460
     Software licenses (websites)              -        342,000
                                        --------       --------
                                           8,924        356,316

     Accumulated depreciation
      and amortization                     1,899          4,536
                                        --------       --------

                                        $  7,025       $351,780
                                        ========       ========

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE G - INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31, 1999:

     Licenses                           $134,052
     Accumulated amortization            (94,883)
                                        --------
                                        $ 39,169
                                        ========

NOTE H - LOAN PAYABLE

     Amounts due under the loans payable represent advances during 1999 from a third party to cover certain operating expenses. The advances are noninterest-bearing and payable on demand.

     In May 2000, the Company settled this obligation through liquidation of approximately 1,280,000 shares of the 1,500,000 shares held by the trustee in connection with the Voyager acquisition (Note D). Such shares were sold to unrelated third-parties for aggregate proceeds of $899,602, of which $850,000 were distributed to the holders of the loan payable and in payment of transaction costs. On the date of the transaction, the Company recorded a gain on extinguishment of debt of approximately $250,000 which will be reflected as an extraordinary item during the second quarter of 2000. The remaining 220,000 shares held in trust are the property of the Company and the remaining proceeds from the sale of the shares of $49,602 became property of the Company. The proceeds of the sale of such shares were included in additional paid-in capital during the second quarter of 2000.


NOTE I - CONVERTIBLE DEBENTURES

     In June 1999, the Company entered into a Debenture Agreement and Securities Subscription Agreement with BSD Holdings
     L.L.C. ("BSD").

     Under the agreement, the Company can issue up to $1,000,000 of 2% Series A senior subordinated convertible redeemable debentures. The principal sum outstanding plus accrued interest calculated at a rate of 2% per annum is due at maturity on June 25, 2001.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE I (continued)

     Each $10,000 debenture is convertible immediately upon issuance into common shares of the Company at the option of the holder at a conversion price equal to 75% of the closing bid price of the Company's common stock on the OTC Bulletin Board for the day immediately preceding the date of the notice of conversion.

     Payforview has the option to redeem the debentures at 125% of the principal amount to the extent conversion has not occurred.

     Under the agreement, Payforview has issued $1,000,000 of debentures to BSD at various dates during 1999. An aggregate of $827,500 of the outstanding debentures were converted during 1999, resulting in the issuance of 22,837,005 common shares of Payforview. As of December 31, 1999, $172,500 of debentures remained outstanding which were converted into 6,900,000 shares of common stock in January 2000.

     Because the debentures contained a beneficial conversion feature, the Company recorded a charge to interest expense (with a credit to additional paid-in capital) for $333,333 during 1999. Since the debt was convertible immediately upon issuance, a charge to operations for the entire beneficial conversion feature was recorded in 1999.


NOTE J -  CAPITAL STOCK

1.   Common Stock

     The Company has one series of common shares with a par value of $.0001 per share. Each share is entitled to one vote.

2.   Cash Received in Advance of Stock Issuance

     In December 1999, the Company received $222,500 in advance of a subscription agreement dated January 15, 2000 (see Note
     O.1). These advance payments have been reflected as other liabilities as of December 31, 1999.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE J (continued)

3.   Other Common Share Issuances

a. The Company issued an aggregate of 200,000 shares in payments for the license and rights for website software. The value of these shares was determined to be $292,000 based on the market price of the Company's common stock on the date of issuance. These software license costs are included in fixed assets as of December 31, 1999.

b. The Company issued an aggregate of 1,800,000 shares to an investment banker in exchange for financial advisory services. This investment banker is the owner of the company that purchased the 70% share of Street Solid Records (see Note D). The shares were issued in anticipation of services which were never received. The Company and the investment banker signed a mutual release of liabilities and obligations in March 2000. These shares were valued at $1,386,876, based on the market value on the date of grant. The value of these shares has been charged to expense as a loss from impairment.

c. The Company issued an aggregate of 333,333 shares of common stock to a consultant in exchange for services pursuant to a contract which extends from July 1, 1999 through June 30, 2000. The value of the shares will not be determinable until completion of the service period. These shares were valued at $100,000, based on the market price as of December 31, 1999. One-half of the expense relating to such stock, or $50,000, has been charged to operations and reflected in selling, general and administrative expenses in 1999.

d. The Company on behalf of Street Solid issued 200,000 shares to a Company in exchange for eight ads in their magazine. These shares were valued at $60,000, based on the market price on October 29, 1999, which is the date the services had been completed. Upon the sale of Street Solid, the Company forfeited future rights to these ads.

e. The Company issued an additional 122,000 shares to various parties in exchange for services. These shares were valued at $77,836, based on the market price of the Company's common stock when services had been completed, or when services had not yet been completed, as of December 31, 1999. The value of these shares has been charged to selling, general and administrative expenses.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE J (continued)

f. The Company issued 1,800,000 shares to a consultant pursuant to a consulting agreement. Since the shares are not contingent on future performance, the value of the shares is determinable on the date of grant. The value of these shares was calculated based upon the market value of the Company's common stock on the date of the agreement. An aggregate charge of $652,500 has been charged to selling, general and administrative expenses. (See Note N-3.)


NOTE K - RELATED PARTY TRANSACTIONS

During the period from April 6, 1998 to December 31, 1998, the Company (Voyager) issued 3,800,000 shares of common stock at a value of $38,000 to the founders of the Company in order to reimburse them for a like amount of incorporation costs. In addition, the Company (Voyager) issued 200,000 shares of common stock at a value of $200 to companies controlled by directors for the acquisition of Voyager Film Sales Inc. (see Note A).

During 1999, the Company sold 11% of Street Solid to a related party (see Note D).


NOTE L - SUPPLEMENTAL DISCLOSURES OF NONCASH OPERATING,
     FINANCING AND INVESTING ACTIVITIES

The significant transactions for the six months ended June 30, 2000 were as follows:

1. In January 2000, holders of $172,500 of convertible debentures exchanged such debentures into 6,900,000 shares of the Company's common stock

2. In February 2000, the Company issued an aggregate of 3,000,000 shares of common stock valued at $2,934,000 to officers and consultants. (See Note O-3)

3. In February 2000, the Company issued 335,000 shares in payment of transaction costs relating to the MAS acquisition discussed in Note O-4.

4. As of June 30, 2000, the Company recognized an aggregate of $117,000 of additional compensation relating to stock awards granted in 1999, for which services were still being performed during the six months ended June 30, 2000.

5. In May 2000, the Company invested 2,000,000 shares as part of its investment in Turn-key Entertainment (see Note O).


The significant noncash transactions for the year ended December
31, 1999 were as follows:

1. In order to complete the acquisition of Voyager, the Company issued 7,788,840 common shares, (and a commission of 1,500,000 shares) (see Note D).

2.   The Company issued 1,173,509 common shares to acquire Street
     Solid. The value of the shares issued was estimated to be $1,598,280 (see Note H-2).

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE L (continued)

     In connection with such acquisition, liabilities assumed were $198,000.

3. The Company issued 1,102,500 common shares valued at $3,067,400 towards the acquisition of licenses and rights
     (see Note E-1 -3).

4. The Company issued 4,055,333 common shares valued at $2,167,212 for services rendered. (See Note J-3b. - e.)

5. The Company issued 200,000 shares valued at $292,000 towards the acquisition of software. (See Note J-3a.)

6. The Company issued 200,000 shares valued at $60,000 for fees incurred for advertising. (See Note J-3d.)

7. The Company issued 22,837,005 common shares upon the conversion of $827,500 of convertible debentures. In connection with such financing, the Company placed 250,000 shares in escrow. (Note I.)

The significant noncash transactions for the period from April 6, 1998 to December 31, 1998 were as follows:

1. The Company issued 3,800,000 shares of common stock valued at $38,000 for reimbursement of incorporation costs.

2. The Company issued 200,000 shares of common stock valued at $200 to acquire all of the issued and outstanding common stock of Voyager Film Sales Inc.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE M - INCOME TAXES

The Company had net losses for tax purposes during the period from April 6, 1998 (inception) to December 31, 1998 and the years ended December 31, 1999 and 1998. Accordingly, no income tax provision has been recorded in the financial statements.

The Company's total deferred tax asset is as follows:

                                        December 31,
                                   1999           1998
                                   ----------     ---------

     Prepaid expenses              $   47,000     $       -
     Net operating loss
      carryforwards                 2,008,000       104,701
     Valuation allowance           (2,055,000)     (104,701)
                                   ----------     ---------
                                   $        -     $       -
                                   ==========     =========


The Company has net operating loss carryforwards of approximately $5,423,000. Pursuant to United States Federal income tax regulations, the Company's ability to utilize this NOL may be limited due to changes in ownership, as defined in the Internal Revenue Code. The valuation allowance against the deferred tax assets increased to $2,055,000 from $104,701 during the year ended December 31, 1999, since the Company does not believe that evidence is more likely than not that these benefits will be realized.

The net operating loss carryforwards expire as follows:

               2018           $   275,000
               2019             5,148,000
                              -----------
                              $ 5,423,000
                              ===========

A reconciliation of income taxes computed at the Federal statutory rate to the income taxes recorded in the Company's financial statements is as follows:

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE M (continued)

                                                            Cumulative
                                                            amounts for
                         Period                             the period
                         April 6, 1998                      April 6, 1998
                         (inception) to      Year ended     (inception) to
                         December 31,        December 31,   December 31,
                         1998                1999           1999
                         ------------        ------------   -------------

Federal tax benefit
 at statutory rate       $(94,000)           $(3,223,000)   $(3,317,000)
State and local taxes     (10,701)              (263,000)      (273,701)
Loss from Street Solid                           359,000        359,000
Bacchus impairment loss                          959,000        959,000
Interest charge for
 beneficial conversion
 feature in convertible debt                     113,000        113,000
                         ------------        ------------   -------------
Change in valuation
 allowance                104,701              2,055,000      2,159,701


Income taxes per
 financial statements    $      -            $         -    $         -
                         ============        ============   =============


NOTE N - COMMITMENTS AND CONTINGENCIES

1.   Leases

     The Company leases office space in New York and Vancouver, B.C. under noncancellable operating leases which expire through 2000. Rent expense for the years ended December 31, 1999 and 1998 was $71,967 and $29,015, respectively. The remaining commitment under such lease at December 31, 1999 was $17,480.

     In March 2000, the Company entered into a new lease in New
     York City, which began on June 1, 2000. The lease has a term of five years. The Company provided a security deposit equal to $177,480 in connection with such lease.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE N (continued)

     Future minimum rent commitments under the above lease are as follows:

          Year ending December 31,
          2000                               $  88,920
          2001                                 180,354
          2002                                 185,457
          2003                                 190,713
          2004                                 196,126
          Thereafter                            99,437
                                             ---------

                                             $ 941,005
                                             =========

2.   Agreements With Officers

     The Company signed one-year agreements dated January 5, 1999 with three of its officers, providing aggregate annual compensation of $180,000. These agreements were renewed on January 3, 2000 for a period of one year, increasing the aggregate annual compensation to $330,000. The agreements contain other customary provisions.

3.   Consulting Agreement

     On October 1, 1999, the Company entered into a consulting agreement with an individual, which expires on December 31, 2002, which provides to such consultant aggregate annual consulting fees (including minimum bonuses) of $375,000, $437,500 and $500,000 and provides for additional bonuses if certain targets are met. Additionally, the agreement granted 1,800,000 shares of common stock to such consultant, which were issued on October 1, 1999. The consultant is required to act on a "best-efforts" basis to pursue certain goals for the Company. (See Note J-3f.)

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE O - SUBSEQUENT EVENTS

1. Sale of Common Stock - On January 15, 2000, the Company entered into a stock subscription and option agreement with three unrelated third-party shareholders. Pursuant to this agreement, the Company sold 120,000 shares of stock to these investors at a price of $1.50 per share and provided the investors with an option to purchase up to a maximum of an additional 690,000 shares. The investors purchased an aggregate of 810,000 shares during 2000, for proceeds of $1,215,000, of which $222,500 was paid in 1999. The shares were issued in July 2000.

     On January 21, 2000, the Company entered into a stock subscription and option agreement with certain unrelated third-party shareholders. Pursuant to this agreement, the Company sold 1,000,000 shares of stock to these investors at a price of $1.50 per share. Additionally, the agreement provided the investors with an option to purchase up to a maximum of an additional 2,000,000 shares. The investors purchased an aggregate of 2,800,000 shares for net proceeds of approximately $4,166,000 (net of $34,000 of transaction costs). Such shares were issued during the first quarter of 2000.

2. Conversion to Debentures - During January and February 2000, holders of $172,500 of convertible debentures exchanged such debentures for 6,900,000 shares of common stock pursuant to the debenture agreement dated June 25, 1999.

3. Stock Issuance - In February 2000, the Company granted an aggregate of 3,000,000 shares to officers and consultants. No additional services were required to be performed, and, therefore, the Company recorded a charge to operations for $2,934,000, which represented the market value of such shares on the date of grant.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and six months ended June 30, 1999 and 2000 (Unaudited) (As Restated)


NOTE O (continued)

4. Acquisition - In February 2000, the Company acquired MAS Acquisition Corporation, an inactive public shell corporation in exchange for an aggregate of 335,000 shares of its common stock. Additionally, the Company incurred transaction costs relating to this acquisition, and settled such cost by issuing 335,000 shares and paying cash of $100,000, which resulted in an aggregate charge to expense of $475,000 in the first quarter of 2000. This acquisition was accounted for at the historical basis of the assets of MAS (which were $31) since there was no business acquired. No goodwill or other intangibles were acquired.

5. On May 10, 2000, the Company made a strategic investment of $1,400,000 plus 2,000,000 shares of restricted common stock to purchase a 25% interest in a company controlled by a consultant of the Company, Turn-Key Entertainment LLC ("the investee), whose plan is to develop an on-line streaming media product that is synergistic with its core business. The investee had no operations through June 30, 2000 other than the Company's investment and had cash available of $1,396,562. The company has the right to participate in future financings by the investee. The consultant discussed in Note N-3 owns the remaining 75% of the investee.

     Since the Company neither manages nor controls the investee, which remains in the development stage and has no significant operations to date, the investment was charged to expense in accordance with generally accepted accounting principles.


NOTE P - SUBSEQUENT EVENTS (UNAUDITED)

1. On July 13, 2000, the Company's Board of Directors approved a stock option plan ("the Plan") and reserved 4 million shares of the Company's common stock to attract, motivate and retain individuals upon whose continued efforts the success of the Company in large measure depends. On July 25th 2000, the Company issued 1,675,000 options pursuant to the Plan to certain employees, officers, directors and consultants. The exercise price of such options was $0.25 per share, based, as per the terms of the plan, on the closing price on the day immediately preceding the issue
     date.   These options vest over a three-year period and
     expire in July 2003.

2. On August 3, 2000, the Company and Bacchus (and related entities) signed an agreement whereby 487,200 (of the aggregate of 1,012,500 shares originally issued) will be returned to the Company for cancellation.

3. On August 31, 2000, the Company entered into an agreement with an investment bank, to register and underwrite shares of its common stock with an aggregate market value not to exceed $40,000,000, which will be offered for sale to the public. In connection with such agreement, the Company is obligated to issue warrants to purchase 2,000,000 shares of common stock to such investment bank, at an exercise price of $0.28 per share, subject to adjustment under certain conditions. These warrants remain the property of the investment bank, whether or not the registration and proposed sale of shares to the public is completed. The agreement also provides for additional warrants to be issued to the investment bank upon achieving certain milestones in the registration process.

EXHIBIT 10._   TURN-KEY ENTERTAINMENT INVESTMENT AGREEMENT


                    TURN-KEY ENTERTAINMENT LLC

                        Company Agreement


     THIS COMPANY AGREEMENT, dated as of May ____, 2000, among Sid Amira, an individual residing in the State of New York ("Amira"), Payforview.com Corp., a Nevada corporation (PFV), and the parties who shall hereafter be admitted to the Company as Members and Substituted Members. In consideration of the mutual covenants and agreements herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Defined Terms

          The following terms shall have the following meanings for purposes of this Agreement:

          "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant tax year, after giving effect to the following adjustments:

               (i) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

               (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2) (ii)(d)(4),
1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the
Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section
1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          "Affiliate" of a Person shall mean any Person that is directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with, such Person; for purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agreement" shall mean this Company Agreement, as originally executed and as amended, modified, supplemented, or restated from time to time, as the circumstances may require.

          "Applicable Percentage" shall mean such percentage as may be determined by the Manager from time to time to reflect the appropriate effective combined federal, state and local income taxation rate payable by any Member with respect to its Taxable Income Allocation, determined without regard to any tax attributes of any such Member.

          "Assignee" shall mean any recipient of a Transfer permitted under the provisions of Article 7 who has not become a Substituted Member.

          "Capital Account" shall have the meaning set forth in
Section 4.5.

          "Capital Contribution" shall mean, as of any determination date, any contribution (or as the context requires, the aggregate amount of all contributions) to the capital of the Company in cash or property by a Member as of such date.

          "Closing" shall mean a closing in which Persons who have executed counterparts of this Agreement are admitted to the Company as Members and reflected as such on the books and records of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Company" shall mean the limited liability company created and governed hereby, as such Company may from time to time be constituted.

          "Company Act" shall mean the Delaware Limited Liability
Company Act, Section 18-101, et seq., as amended from time to time.

          "Company Expenses" shall have the meaning set forth in
Section 5.5.

          "Distributable Cash" shall mean all cash proceeds received by the Company from sources other than Capital
Contributions, less all amounts required to pay current Company
Expenses and such reserves as may be created by the Manager to defray actual or expected future Company Expenses.

          "Entity" shall mean any partnership, corporation, limited liability company, unincorporated organization or association, trust, or other entity.

          "Fair Market Value" shall mean the fair market value of Company assets as determined in good faith by the Manager.

          "Fiscal Year" means (i) the period commencing on the date first written above and ending on December 31, 2000; (ii) any subsequent twelve (12) month period commencing January 1 and ending on December 31; or (iii) any portion of the period described in clause (ii) for which the Company is required to allocate Profits, Losses, and other items of the Company's income, gain, loss, or deduction pursuant to Article 4 hereof.

          "Incapacity" shall mean, in the case of any Person, (i) when such Person (A) makes an assignment for the benefit of creditors, (B) files a voluntary petition in bankruptcy, (C) is adjudged bankrupt or insolvent, or has entered against it an order of relief in any bankruptcy or insolvency proceeding, (D) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of such a nature, or (F) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of or for it or of or for all or any substantial part of its properties; (ii) if within 120 days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment, without such Person's consent or acquiescence, of a trustee, receiver or liquidator of or for such Person or of or for all or any substantial part of its properties, the appointment is not vacated or stayed, or if within 90 days after the expiration of any such stay, the appointment is not vacated; or (iii) upon the filing of a certificate of dissolution or its equivalent for such Person, or the revocation of such Person's Certificate of Incorporation or Formation.

          "Including" shall mean including, without limitation.

          "Indemnified Person" shall have the meaning set forth in Section 5.7.

          "Interest" shall mean the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement and such Member's "limited liability company interest" under the Company Act, together with the obligations of such Member to comply with the terms and provisions of this Agreement.

          "Manager" shall mean a Member appointed by the Members to manage the Company in accordance with Section 5.1.

          "Member" shall mean any Person who, at the time of reference thereto, has been admitted as a member of the Company (whether an initial, additional, or Substituted Member), and has not ceased to be a member of the Company as provided in this Agreement, in such Person's capacity as a member of the Company.

          "Notification" shall mean a writing containing information to be communicated to any Person, sent in accordance with the provisions of Section 11.1.

          "Percentage Interest" shall mean, with respect to any Member, such Member's percentage interest set forth on Exhibit A hereto as it may be amended, modified or supplemented from time to time.

          "Person" shall mean any individual and any Entity.

          "Preferred Interests" shall have the meaning set forth in Section 3.2.

          "Profits" and "Losses" shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

               (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

               (iii) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Fair Market Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Fair Market Value; and

               (iv) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

          For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Regulations thereunder.

          "Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Substituted Member" shall mean any Person admitted to the Company as a Member pursuant to the provisions of Section
7.3.

          "Tax Liability Deficiency" shall mean, in any Fiscal Year with respect to any Member, the amount (if any) by which (A) the product of (i) such Member's Taxable Income Allocations multiplied by (ii) the Applicable Percentage exceeds (B) the amount of Distributable Cash distributed to such Member in such Fiscal Year pursuant to Section 4.1.

          "Tax Liability Distributions" shall have the meaning set forth in Section 4.2.

          "Taxable Income Allocation" shall mean, in any Fiscal
Year with respect to any Member, the cumulative allocations of federal taxable income of the Company made in such Fiscal Year to such Member pursuant to Section 4.4.


2.   Organization

     2.1  Domicile

          The Company is a Delaware limited liability company organized under, and governed by the provisions of, the Company
Act, subject to the terms and conditions of this Agreement.

     2.2  Name

          The name of the Company is Turn-key Entertainment LLC.
The business of the Company may be conducted, upon compliance with all applicable laws, under any name designated by the Manager.

     2.3  Principal Office

          The principal office of the Company shall be located at 575 Madison Avenue, 10th Floor, New York, New York 10022-2511.
The Manager may from time to time change the principal office and establish additional offices.

     2.4  Registered Office; Registered Agent

          The Manager shall cause the Company to maintain a registered agent and registered office in accordance with the Company Act. The name and address of initial registered agent is Corporation Service Company. The address of the initial registered office of the Company is 1013 Centre Road, Wilmington, Delaware 19805-1297.

     2.5  Purpose

          The purpose of the Company is to engage in any act or activity which is not prohibited by the Company Act. The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the Company.

     2.6  Powers

          The Company shall have all lawful powers to take any and all actions and to engage in any and all activities and transactions as may be necessary or desirable to carry out its purpose.

     2.7  Term

          The term of the Company shall commence on the date the Certificate of Formation of the Company is filed in the office of the Secretary of State of Delaware in accordance with the Company Act and shall continue until the tenth anniversary of such date, unless earlier terminated pursuant to the provisions of Article 8.


3.   Members; Capital

     3.1  Members

          (a) The names, addresses, Capital Contributions and Percentage Interests of the Members are set forth in Exhibit A hereto, in the form attached and as it may hereafter be amended, modified, or supplemented from time to time in accordance with this Agreement, and shall be reflected in the books and records of the Company.

          (b) No Member shall be required to lend any funds to the Company.

          (c) The Interest each Member holds in the Company shall be uncertificated.

     3.2  Capital

          (a) As its initial Capital Contribution to the Company, each Member is contributing to the Company simultaneously herewith the amount in cash and other property described on Exhibit A hereto. No Member shall be obligated to make any additional Capital Contributions.

          (b) In addition to the Capital Contribution to the Company described in Exhibit A, PFV agrees to provide the Company with (i) office space and (ii) the services of its employees, as requested by the Company from time to time, each at no cost to the Company for so long as PFV is a Member.

          (c) The Manager may accept additional Capital Contributions in addition to the initial Capital Contributions referred to above from existing Members or upon the admission of additional Members. In the event that the Manager desires to solicit additional Capital Contributions it shall first offer each of the existing Members the opportunity for a period of twenty (20) days to make such additional Capital Contributions in proportion to their respective Percentage Interests at that time. To the extent that the existing Members do not subscribe for the full amount of the aggregate additional Capital Contribution requested by the Manager, the Manager shall be entitled for a period of sixty (60) days to solicit such Capital Contributions from Persons who are not Members. It is understood and agreed that such additional Capital Contributions will have the effect of diluting the Percentage Interests of the Members who do not elect to make the full amount of the additional Capital Contributions which they are entitled to make.

          (d) No Member shall be paid interest on nor shall interest be payable in respect of any Capital Contribution to the Company or on or in respect of such Member's Capital Account.

          (e) Except as otherwise provided by the express terms of any Preferred Interests, no Member shall have any right to receive the return of its Capital Contribution, except as provided in Article 8. No distribution to a Member shall be treated as a return of the Capital Contribution of such Member except as provided by the express terms of any Preferred Interests, in Article 8 or except as required by the Company Act.

          (f) The Manager shall have the authority, in its discretion, to dilute the Percentage Interest of the Members as in effect from time to time through the solicitation of additional Capital Contributions which may provide for preferred economic rights (the "Preferred Interests"), including, but not limited to, relative Percentage Interests which are greater or lesser in proportion to the aggregate amount invested than prior rounds of investment in the Company, subject, however, to the rights of the existing Members to subscribe for such Preferred Interests pursuant to the provisions of clause (c) of this
Section 3.2. Upon the receipt of any additional Capital Contributions, including, but not limited to, Capital Contributions with respect to Preferred Interests, the Manager shall amend the names, addresses, Capital Contributions and Percentage Interests of the Members as set forth in Exhibit A hereto and shall promptly distribute a copy of such amended Exhibit A to the Members.

          (g) The Manager shall value all Capital Contributions consisting of assets other than cash in good faith and all determinations by the Manager as to the fair market value of such non-cash Capital Contributions shall be conclusive and binding on all Members for all purposes of this Agreement.


4.   Distributions; Allocations

     4.1  Distributions

          (a) To the extent permitted by the Company Act, Distributable Cash shall be distributed to Members at the times and in the amounts provided in Section 4.2 and at such other times and in such other amounts as the Manager shall determine in its sole and absolute discretion.

          (b)  Subject to Section 8.2, distributions of
Distributable Cash will be made to all Members pro rata in accordance with their respective Percentage Interests.

          (c) Notwithstanding any provision to the contrary contained in this Agreement, no distribution shall be made by the Company in violation of Section 18-607 of the Company Act.

     4.2  Tax Liability Distributions

     Distributions of Distributable Cash shall be made to the Members pro rata in accordance with the amount of their Tax Liability Deficiency (if any) until each Member has received such distributions in the amount equal to such Member's Tax Liability Deficiency ("Tax Liability Distributions"). In determining the amount of distributions of Distributable Cash made to any Member pursuant to Section 4.1, the amounts of Tax Liability Distributions made pursuant to this Section 4.2 shall be treated as an advance distribution of Distributable Cash otherwise made to such Member pursuant to Section 4.1. Tax Liability Distributions shall be made quarterly unless the Manager determines that such distributions should be made either more or less frequently.

     4.3  Allocations of Profits and Losses

     The Profits and Losses of the Company shall be determined and allocated to each Member with respect to each Fiscal Year of the Company. The determination shall be as of the end of each Fiscal Year and shall be made within ninety (90) days after the close of each Fiscal Year. Except as provided in Section 4.4 or
4.5 below, Profits and Losses for any Fiscal Year shall be allocated among the Members pro rata in accordance with their respective Percentage Interests.

     4.4  Special Allocations - Qualified Income Offset

     If any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), that causes such Member to have an Adjusted Capital Account Deficit, items of Company income and gain shall be allocated, in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d), to the Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the Adjusted Capital Account Deficit of the Member as quickly as possible; provided that an allocation pursuant to this Section 4.4 shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 4 have been tentatively made as if this Section 4.4 were not in this Agreement. It is intended that this Section 4.4 qualify and be construed as a "qualified income offset" within the meaning of treasury Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Treasury Regulation and this Section 4.4.

     4.5  Tax Allocations: Code Section 704(c)

     Solely for tax purposes, in determining each Member's allocable taxable income or loss, depreciation, depletion, amortization and gain or loss with respect to any contributed property, or with respect to revalued property where the Company's property is revalued pursuant to paragraph
(b)(2)(iv)(f) of Section 1.704-1 of the Regulations, shall be allocated to the Members in the manner (as to revaluations, in the same manner as) provided in Section 704(c) of the Code. The allocation shall take into account, to the full extent required or permitted by the Code, the difference between the adjusted basis of the property to the Member contributing it (or, with respect to property which has been revalued, the adjusted basis of the property to the Company) and the fair market value of the property determined in good faith by the Manager at the time of its contribution or revaluation, as the case may be.

     Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provisions of this Agreement.

     4.6  Maintenance of Capital Accounts

     Each Member's Capital Account shall be maintained by the Company in accordance with the capital accounting rules of
Section 704(b) of the Code as follows:

          (a) The Capital Account of each Member shall be credited with (i) the amount of cash and the Fair Market Value of any property contributed to the Company by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), (ii) the amount of Profits allocated to such Member for federal income tax purposes pursuant to the provisions of this Agreement and any items in the nature of income or gain that are specially allocated to such Member, and (iii) the amount of any Company liabilities assumed by such Member or secured by any property distributed to such Member;

          (b) The Capital Account of each Member shall be debited by (i) the amount of cash and the Fair Market Value of any property distributed to such Member, (ii) such Member's allocable share of Losses and any items in the nature of deduction or loss that are specially allocated to such Member, and (iii) the amount of any liabilities of such Member assumed by the Company or secured by any assets contributed by that Member to the Company (to the extent of the value of the securing assets); and

          (c) In the event all or a portion of an Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred
Interest.

          (d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

          The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Manager shall determine (for example, in connection with the Company's incurring or assuming indebtedness to an extent not anticipated as of the date hereof) that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the Manager may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to
Section 8.2 hereof upon the dissolution and liquidation of the Company. The Manager also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).


5.   Management of the Company

     5.1  Management by the Manager

          (a) The business and affairs of the Company shall be managed and conducted under the direction of a Member appointed to act as the Company's manager (the "Manager"). The Manager shall be Amira for so long as Amira shall be the beneficial owner of an Interest. In the event that Amira ceases to be the beneficial owner of an Interest, then Members whose aggregate Percentage Interests represent at least 66 2/3% of the Percentage Interests of all Members shall be entitled to elect a new Manager. Notwithstanding the foregoing, should the powers conferred to the Manager pursuant to this Section 5.1(a) devolve to a board of directors or similar body then PFV shall have the right to nominate one person to such board of directors or similar body for so long as PFV shall be a Member.

          (b) The Manager shall be entitled to such compensation from the Company for serving as the Manager as shall be agreed to from time to time by Members whose aggregate Percentage Interest represent at least 66 2/3% of the Percentage Interests of all Members.

          (c) Meetings (if any) of the Manager and the Members relating to the management of the Company shall be held on such dates and in such places as the Manager shall determine in its sole discretion. There shall be no requirements that formal meetings of the Manager or the Members be held.

     5.2  Powers of the Manager

     Except as otherwise expressly provided in this Agreement, the Manager shall have all of the rights, powers, and obligations of a manager of a manager-managed limited liability company organized under the Company Act and otherwise as provided by law. Except as otherwise expressly provided in this Agreement (including, without limitation, in Section 5.3 hereof), the Manager is hereby granted the right, power, and authority to do on behalf of the Company all things which, in its reasonable commercial judgment, are necessary or appropriate to manage the Company's affairs and fulfill the purposes of the Company, including, by way of illustration and not by way of limitation, the power and authority from time to time:

          (a) to perform all normal business functions and otherwise operate and manage the business and affairs of the Company in accordance with and as limited by this Agreement;

          (b) to employ and dismiss from employment on behalf of the Company any and all employees, agents, attorneys, consultants and other professionals;

          (c) to enter into, make and perform on behalf of the Company such contracts, agreements and other undertakings as it may deem necessary for the conduct of the business of the Company;

          (d) to establish and maintain one or more bank accounts for the Company in such bank or banks as may, from time to time, be designated as depositories of the funds of the Company;

          (e) to incur on behalf of the Company all expenditures permitted by this Agreement and, to the extent that funds of the Company are available, to pay all such expenses and debts and obligations of the Company;

          (f) to admit new Members to the Company and to admit an Assignee of a Member's Interest as a Substituted Member in the Company, pursuant to and subject to the terms of Article 7;

          (g) to establish and maintain a Capital Account and other appropriate accounts for each Member subject to and in accordance with the provisions of this Agreement;

          (h) subject to Article 4 and Section 8.2, to determine the amount and timing of distributions of Distributable Cash to the Members;

          (i) to establish and maintain the books and records of the Company in accordance with Section 10.1;

          (j) to cause the Company to purchase or bear the cost of any insurance covering the potential liabilities of the Manager;

          (k)  to establish subsidiaries of the Company;

          (l) to compromise and settle claims against or on behalf of the Company;

          (m)  to cause the Company to merge into or with another
Entity, to restructure or recapitalize the Company;

          (n)  to invest and reinvest the assets of the Company;
and

          (o) to select, employ and dismiss from employment the auditors of the Company.

          The specific grants of power and authority to the Manager under this Section 5.2 in no way limit the rights, power, or authority of the Manager under this Agreement, the Company
Act, or as otherwise provided by law.

     5.3  Obligations of the Manager; Tax Matters

          (a) The Manager shall take all action which may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such action is necessary or appropriate to protect the limited liability of the Members.

          (b) The Manager shall prepare or cause to be prepared and shall cause the Company to file on or before the due date (or any extension thereof) any federal, state, local, or foreign tax return required to be filed by the Company. The Manager shall cause the Company to pay any taxes payable by the Company (it being understood that the expenses of preparation and filing of such tax returns, and the amounts of such taxes, are expenses of the Company, not of the Manager); provided, however, that the Manager shall not be required to agree to payment of any tax so long as the Manager or the Company is in good faith and by appropriate legal proceeding contesting the validity, applicability, or amount thereof and such contest does not materially endanger any right or interest of the Company.

          (c) The Manager shall be the "tax matters partner" of the Company for purposes of the Code.

          (d) Except as otherwise provided herein, the Manager shall determine whether to make any and all elections for federal, state, local and foreign tax purposes including, without limitation, making the election under Section 754 of the Code in accordance with applicable regulations thereunder. The Manager shall have the right to seek or revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the Manager's determination that such revocation is in the best interests of the Members. Notwithstanding any contrary provision hereof, the Manager shall have no right to make an election under Section 301.7701-3 of the Regulations to classify the Company for federal income tax purposes as anything other than a partnership.

     5.4  Restricted Transactions

     The Company shall not perform any act that would subject any Member to personal liability for the debts or obligations of the Company.

     5.5  Company Expenses

     The Company shall bear (i) all of the amounts expended by or on behalf of the Company for its organization, including legal fees associated with the preparation of this Agreement, and (ii) all expenses related to the Company's existence and operations, including any out-of-pocket expenses related to the investigation, acquisition, monitoring, management and sale of investments, and the investment and management of funds, on behalf of any Person or Persons with whom the Company has entered into an advisory, consulting, management or similar agreement, and ancillary expenses related to these activities, including costs of communications, meeting expenses, taxes, custodial and settlement fees or expenses, transaction costs (including brokerage commissions and transaction taxes), legal and accounting fees, costs of quotation services and other fees and expenses paid by the Company on behalf of such Person or Persons (the amounts described in clauses (i) and (ii), collectively, "Company Expenses"). All or any portion of the Company Expenses may be borne or reimbursed to the Company by any Person or Persons with whom the Company has entered into an advisory, consulting, management or similar agreement pursuant to the terms and conditions of such agreement. The Manager may, in its discretion, arrange for any of the Members or any of their Affiliates to advance funds to the Company for the payment of Company Expenses and each such Member or Affiliate shall be entitled to the reimbursement on demand of any funds so advanced.

     5.6  Duty and Liability of the Manager

          (a) The sole duty of the Manager to the Company and the Members shall be to act in a manner the Manager believes in good faith to be in the best interests of the Company.

          (b) Neither the Manager, its Affiliates, nor any of its respective directors, officers, employees or agents shall be liable, responsible, or accountable in damages or otherwise to the Company or any Member for any act or omission performed or omitted by one or more of them except for breach of the duty set forth in Section 5.6(a), and none of such Persons shall have any liability to the Company or any Member for such Person's good faith reliance on the provisions of this Agreement, including the provisions of Section 5.6(a). Notwithstanding the generality of this paragraph, this paragraph shall not limit the liability of any Person for any intentional misconduct, for any knowing violation of law, or for any transaction for which such Person (or, in the case of individual appointees, the entity that appointed such Person) received a benefit in violation or breach of any provision of this Agreement.

          (c) Neither the Manager, its Affiliates, nor any of its directors, officers, employees or agents shall have any liability to any Member for the repayment of any amounts outstanding in the Capital Account of a Member, including Capital Contributions. Any such payment shall be solely from the assets of the Company.

     5.7  Indemnification of the Manager

          (a) The Company shall, solely from the assets of the Company, indemnify and hold harmless, to the maximum extent permitted by law, any present or former Manager, its Affiliates, and any present or former director, officer, employee or agent of such Manager or its Affiliates (each, an "Indemnified Person") against any claims, demands, liabilities, costs, losses, damages, or expenses (including attorneys' fees and costs, judgments, fines, penalties and amounts paid in settlement) incurred by any such Indemnified Party arising out of or relating to any acts or omissions or alleged acts or omissions of such Indemnified Person that relate in any way to the Company or the business or assets thereof; provided, however, that such Indemnified Person has not been adjudicated in a final judgment or other final adjudication (not subject to appeal) to have breached the duty set forth in
Section 5.6(a) or to have engaged in intentional misconduct, a knowing violation of law, or any transaction for which such Indemnified Person (or in the case of individual appointees, the entity that appointed such Indemnified Person) received a benefit in violation or breach of any provision of this Agreement.

          (b) The Company shall pay expenses (including attorneys' fees and costs) as they are incurred by an Indemnified Person in connection with any action, claim, or proceeding that such Indemnified Person asserts in good faith to be subject to the indemnification provisions of this Section 5.7, upon receipt of an undertaking from such Indemnified Person to repay all amounts so paid by the Company to the extent that it is adjudicated in a final judgment or other final adjudication (not subject to appeal) that such Indemnified Person is not entitled to be indemnified by the Company under this Agreement.

          (c) The Manager, notwithstanding any apparent conflict of interest, and subject only to the duty expressly set forth in
Section 5.6(a) hereof, shall have the power to, and is hereby authorized and directed to, cause the Company to comply with the indemnification and expense payment provisions hereof. If a claim for indemnification or payment of expenses hereunder is not paid in full within ten (10) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount and, if successful in whole or in part, shall be entitled to be indemnified for the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant is not entitled to the requested indemnification or payment of expenses under this Agreement.

          (d) The indemnification provided or granted pursuant to this Section 5.7 shall not be deemed exclusive of any other rights to which any Person seeking indemnification may be entitled under any law, agreement, or otherwise, either as to actions in such Person's official capacity or as to actions in another capacity while holding such office.

          (e) In no event shall a Member be subject to personal liability by reason of the indemnification provisions set forth in this Agreement.

     5.8  Officers

          The Manager may, at its discretion, appoint officers of the Company. The officers of the Company may consist of all or any of the following: a President, one or more Vice Presidents, a Treasurer and a Secretary or such other officers as the Manager may prescribe from time to time. The officers shall exercise such powers and perform such duties as are prescribed by the Manager. Any number of offices may be held by the same person, as the Manager may determine.

     5.9  Term of Officers

          The officers of the Company (if any) shall hold office for the term for which they were appointed and until their successors are elected and qualified; provided, however, that any officer may be removed with or without cause by the Manager.


6.   Rights and Obligations of Members

     6.1  Limitation of Liability

          No Member shall have any liability under this Agreement except as expressly provided in this Agreement and the Company
Act.

     6.2  Management of the Business

          A Member, as such, shall have no right to control and shall take no part in the management or control of the Company's business but may exercise the rights and powers of a Member under this Agreement.

     6.3  No Authority to Act

          A Member, as such, shall have no power to represent, act for, sign for, or bind the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on it by law and this Agreement.

     6.4  Outside Activities of the Members

          Except as expressly provided herein and subject to any contrary agreement entered into by a Member with the Company, any Member and any officer, director, employee, agent, trustee, Affiliate, or shareholder of any Member, may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business venture of any other Member and such Person shall have no obligation pursuant to this Agreement to offer any interest in any business venture to the Company or any other Member.


7.   Transferability of Interests

     7.1  Restrictions on Transfers of Interests

          (a) Notwithstanding any other provision of this Agreement, except as provided in Section 7.1(b) below, no sale, exchange, transfer, pledge, assignment or other disposition, whether voluntary or by operation of law ("Transfer"), of a Member's Interest or any portion thereof or interest therein shall be made unless such Transfer: (x) is approved by the Manager, (y) the transferring Member and the transferee comply with all applicable provisions of this Article 7, and (z) in the opinion of legal counsel (who may be legal counsel to the Company), satisfactory in form and substance to the Manager (which opinion may be waived, in whole or in part, at the discretion of the Manager),

               (i) will not subject the Company to regulation under the Investment Company Act of 1940, as amended;

               (ii) in the absence of registration, will not violate any federal securities law or any state securities or "Blue Sky" law (including any investor suitability standard) applicable to the Company or the Interest to be Transferred; and

               (iii) will not cause the Company to cease to be classified as a partnership for federal income tax purposes or to become a "publicly traded partnership" within the meaning of
Section 7704 of the Code;

and any such opinion of counsel is delivered in writing to the Company prior to the date of the proposed Transfer.

          (b) Each Member agrees that it shall, upon request of the Manager, execute and deliver such certificates or other documents and perform such acts as the Manager deems appropriate in connection with a Transfer of an Interest by that Member to preserve the limited liability of the Members under the laws of the jurisdictions in which the Company is doing business.

          (c) Any purported Transfer of an Interest (or any portion thereof or any interest therein) which is made in advance of Notification thereof to the Company in accordance with Section
7.2 or is not made in compliance with this Agreement is hereby declared to be null and void and of no force or effect whatsoever.

          (d) Each Member agrees that it will, prior to the time the other Members approve the proposed Transfer of an Interest (or any portion thereof or any interest therein) by such Member, pay all reasonable expenses, including attorneys' fees and costs, incurred by the Company in connection with such Transfer.

     7.2  Assignees

          (a) The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Interest of a Member unless the provisions of this Article 7 shall have been complied with and there shall have been filed with the Company a dated Notification of such Transfer, in form satisfactory to the Manager, executed and acknowledged by both the transferor and the transferee, and such Notification contains (i) the acceptance by the transferee of all of the terms and provisions of this Agreement and (ii) the representations of the transferor and the transferee that such Transfer was made in accordance with all applicable laws and regulations and all applicable provisions of this Agreement. If the provisions of this Agreement have been complied with, the Transfer shall be recognized by the Company as effective on the day on which such Notification is filed with the Company and the transferee shall become an Assignee as of such date.

          (b)  Unless and until an Assignee becomes a Substituted
Member, such Assignee shall not be entitled to vote or give consents with respect to any Interest held by such Assignee.

          (c) Any Member which Transfers all of its Interest shall not cease to be a Member until one or more Substituted
Members are admitted in its stead as transferee(s) of its entire
Interest.

          (d) Anything herein to the contrary notwithstanding, both the Company and the Manager shall be entitled to treat the transferor of all or any portion of an Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to it, until such time as a Notification conforming to the requirements of this Article 7 has been received by the Company and accepted by the Manager.

          (e) A Person who is the Assignee of all or any portion of the Interest of a Member, but does not become a Substituted Member with respect thereto and desires to make a further Transfer of all or any portion of such Interest, shall be subject to all the provisions of this Article 7 to the same extent and in the same manner as any Member desiring to make a Transfer of its Interest.

     7.3  Substituted Members

          (a) No Member shall have the right to substitute in its place any Assignee of all or any portion of such Member's Interest. Any such Assignee shall be admitted to the Company as a Substituted Member only if a decision to admit the Assignee as a Substituted Member is adopted by the Manager pursuant to
Section 5.2. The Members hereby agree that the Manager may, on behalf of each Member and on behalf of the Company, cause Exhibit A hereto and the books and records of the Company to be appropriately amended in the event of such admission.

          (b) Each Substituted Member, as a condition to its admission as a Member, shall execute and acknowledge such instruments, in form and substance satisfactory to the Manager, as the Manager deems necessary or desirable to effectuate such admission and to confirm the agreement of the Substituted Member to be bound by all the terms and provisions of this Agreement with respect to the Interest acquired. All reasonable expenses, including attorneys' fees and costs, incurred by the Company in this connection shall be borne by such Substituted Member.

     7.4  Indemnification

     Each Member shall indemnify and hold harmless the Company and the Manager and their respective directors, officers, employees, and agents from and against any and all claims, demands, liabilities, costs, losses, damages, or expenses (including attorneys' fees and costs, judgments, fines, penalties, and amounts paid in settlement) incurred by any such Person by reason of or arising from any actual or alleged misrepresentation, or misstatement or omission of facts, by such Member or its transferee in connection with any Transfer or purported Transfer of such Member's Interest (or any portion thereof or interest therein), or the admission of a Substituted Member to the Company in respect thereof.

     7.5  Incapacity of a Member

     Upon the Incapacity of a Member, the trustee or receiver of its estate shall have all the rights of a Substituted Member for the purpose of settling or managing the estate of such Member and such power as the Member possessed to assign all or any part of its Interest and to join with such Assignee in satisfying conditions precedent to such Assignee becoming a Substituted Member.


8.   Dissolution; Liquidation

     8.1  Dissolution

          (a) The Company shall be dissolved upon the written consent of the Members holding at least 66 2/3% of the Percentage
Interests of all Members.

          (b) The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member shall not cause the Company to be dissolved or its affairs to be wound up, and upon the occurrence of any such event, the Company shall be continued without dissolution, unless within 90 days following the occurrence of such event, the Members unanimously agree in writing to dissolve the Company.

          (c) Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the certificate of cancellation of the Company has been filed with the office of the Secretary of State of the State of Delaware in accordance with
Section 18-203 of the Company Act and the winding up and liquidation of the Company has been completed in accordance with
Section 8.2.

     8.2  Liquidation

          (a) Upon dissolution, the Company shall cease to carry on its business, and the Manager or a liquidating trustee, if one is appointed by the Manager (reference in this Section 8.2 to the Manager to be construed hereafter as reference as well to such liquidating trustee), shall, at the expense of the Company, wind up the affairs of the Company and, in its sole discretion, liquidate all or any part of the assets of the Company. The Manager shall determine the time, manner and terms of any sale or other disposition of the Company's assets for the purpose of obtaining, in its opinion, fair value for such assets, and the time, manner and terms of any distribution of assets provided for in Section 8.2(b), it being expressly recognized that deferral of a distribution, or distribution of all or any portion of the assets of the Company in kind, rather than in cash, may be appropriate by reason of the nature of the assets or the restrictions under which they are held.

          (b) After adjustment of the Capital Accounts of Members as provided in Section 4.5 for any gains or losses realized or deemed realized with respect to the disposition of Company assets or with respect to Company assets to be distributed in kind, the assets of the Company shall be paid out in the following order:

               (i) first, to pay all expenses of liquidation and winding up;

               (ii) second, to the payment and discharge of all of the Company's debts and obligations to creditors other than Members which are also creditors of the Company;

               (iii) third, to the payment and discharge of all of the Company's debts and obligations to Members which are also creditors of the Company;

               (iv) fourth, to fund reserves for contingent or other potential liabilities of the Company (whether or not specifically foreseen) other than in respect of items listed in subsequent clauses of this Section 8.2(b), to the extent deemed reasonable by the Manager; and

               (v) fifth, to the Members in accordance with and to the extent of the positive balances of their Capital Accounts.

          (c) When the Manager has complied with the foregoing liquidation plan, the Manager shall cause the Company, to the extent required by applicable law, to execute, acknowledge, and cause to be filed a certificate of cancellation of the Company.

          (d) Any reserves established by the Manager pursuant to Section 8.2(b)(iv) shall be held for so long as the Manager shall deem necessary in a special account maintained for the purpose of paying contingent or other potential liabilities or obligations and shall thereafter be distributed in accordance with Section 8.2(b).


9.   Amendments

     9.1  Adoption of Amendments

          (a) Amendments to this Agreement must be approved in writing by all of the Members; provided, however, that amendments to this Agreement which are of a ministerial nature and do not affect the rights of the Members (including, without limitation, ministerial amendments appropriate to reflect changes in the Company Act and mechanical amendments appropriate to admit Substituted Members) may be adopted and implemented by the Manager.

          (b) The Manager shall, within a reasonable time after the adoption of any amendment to this Agreement, send
Notification of such amendment to the Members and make any filings necessary or desirable to reflect and effect such amendment.

          (c) Upon the adoption of any amendment to this Agreement, the amendment shall be executed by the Members whose consent is required hereunder and shall be recorded in the records of each jurisdiction, if any, in which recording is necessary for the Company to conduct business or to preserve the limited liability of the Members.


10.  Accounting and Reporting

     10.1 Records and Accounting

          Proper and complete records and books of account of the business of the Company, including a current and updated list of the names, business addresses, Capital Contributions, Capital Accounts and Percentage Interests of all Members, and any other items required by the Company Act, shall be maintained at the Company's principal place of business. Each Member or its duly authorized representative shall have the access and information rights set forth in Section 18-305 of the Company Act.

     10.2 Financial Reports

          The Manager shall prepare in accordance with generally accepted accounting principles, and deliver to each Member:

          (a) within one hundred and twenty (120) days after the end of each Fiscal Year, annual financial statements of the Company, including statements of operations and statements of assets and liabilities and Members' capital examined by a firm of independent certified public accountants selected by the Manager; and

          (b) from time to time and with reasonable promptness, such further information with respect to the condition of the Company as any Member may reasonably request.

     10.3 Tax Information

          Within ninety (90) days after the end of each Fiscal Year, the Manager will cause to be delivered to each Person who was a Member at any time during such Fiscal Year all information necessary for the preparation of such Member's income tax returns in all jurisdictions designated by such Member, including a statement showing such Member's share of Profits or Losses and credits for such year for federal income tax purposes, and the amounts of any distributions made to or for the account of such Member pursuant to this Agreement.

     10.4 Elections

          In addition to the matters referred to in Section 5.2 and subject to the limitations of Section 5.4, the Manager may cause the Company to make all elections required or permitted to be made by the Company under the Code.


11.  Miscellaneous

     11.1 Notification

          (a) Any Notification to any Member shall be given at the address of such Member set forth in Exhibit A hereto, as amended, modified or supplemented from time to time, and if subsequently changed, to such other address of which such Member shall advise each of the other Members in writing. Any Notification to the Company shall be given at the principal office of the Company.

          (b) Any Notification shall be deemed to have been duly given if personally delivered or sent by overnight courier service, mail, or facsimile transmission (provided confirmation of receipt is obtained) and will be deemed given, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (ii) if sent by United States Express Mail or overnight courier, one business day after being deposited in the United States mail or with the overnight courier, postage prepaid; (iii) if sent by facsimile transmission, on the date sent provided confirmation of receipt is obtained; and (iv) if delivered by hand, on the date of receipt.

     11.2 Governing Law; Separability of Provisions

          The internal substantive laws of the State of Delaware, as in effect from time to time, shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties. The invalidity or unenforceability of any one provision of this Agreement shall in no way affect the validity of any other provision, and all other provisions shall remain in full force and effect.

     11.3 Further Action

          The parties shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     11.4 Headings, etc.

          The headings in this Agreement are inserted for convenience of reference only and shall not affect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine, and the neuter.

     11.5 Binding Provisions

          The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties hereto.

     11.6 No Waiver

          No waiver by any party of any breach of any term hereof shall be construed as a waiver of any subsequent breach of that term or any other term of the same or of a different nature.

     11.7 Counterparts

          This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

     11.8 No Third Party Rights

          This Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto, except as expressly provided to the contrary elsewhere in this Agreement.

     11.9 Integration

          This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained in this Agreement and supersedes all prior understandings of the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the partes hereto have executed this Company Agreement as of the date first above written.



__________________________________
Sid Amira



PAYFORVIEW.COM CORP.


By:__________________________________
     Name: Marc A. Pitcher
     Title: President and COO

                            Exhibit A



                         CAPITAL                  PERCENTAGE
MEMBERS                  CONTRIBUTIONS            INTERESTS

Sid Amira                $100.00                  75%
15 West 72nd Street
Apartment 4C
New York, NY 10023

Payforview.com Corp.     $1,400,000               25%
575 Madison Avenue       2,000,000 shares
10th Floor               of unregistered common
New York, NY 10022-2511  stock of Payforview.com Corp.